                                                                     EXHIBIT 4.3
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                                TRUST AGREEMENT

                               Dated as of
                                           -----

                                     among

                       GREEN TREE FINANCIAL CORPORATION,
                                  as depositor

                               [GENERAL PARTNER]

                                      and

                                   [TRUSTEE],
                                as owner trustee



              GREEN TREE [HOME IMPROVEMENT AND HOME EQUITY] TRUST


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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I            DEFINITIONS..........................................  1-1
     SECTION 1.1.    Definitions..........................................  1-1
     SECTION 1.2.    Usage of Terms.......................................  1-5
     SECTION 1.3.    Calculations.........................................  1-5
     SECTION 1.4.    Section References...................................  1-5
     SECTION 1.5.    Action by or Consent of Certificateholders...........  1-5

ARTICLE II           CREATION OF TRUST....................................  2-1
     SECTION 2.1.    Creation of Trust....................................  2-1
     SECTION 2.2.    Office...............................................  2-1
     SECTION 2.3.    Purposes and Powers..................................  2-1
     SECTION 2.4.    Appointment of Owners Trustee........................  2-2
     SECTION 2.5.    Initial Capital Contribution of Trust Estate.........  2-2
     SECTION 2.6.    Declaration of Trust.................................  2-2
     SECTION 2.7.    Liability of the Owners..............................  2-3
     SECTION 2.8.    Title to Trust Property..............................  2-3
     SECTION 2.9.    Situs of Trust.......................................  2-4
     SECTION 2.10.   Representations and Warranties of the
                     Depositor and [General Partner]......................  2-4
     SECTION 2.11.   Federal Income Tax Allocations.......................  2-7
     SECTION 2.12.   Covenants of the General Partner.....................  2-8
     SECTION 2.13.   Covenants of the Certificate Owners..................  2-9

ARTICLE III          THE CERTIFICATES.....................................  3-1
     SECTION 3.1.    Initial Ownership....................................  3-1
     SECTION 3.2.    The Certificates.....................................  3-1
     SECTION 3.3.    Authentication of Certificates.......................  3-1
     SECTION 3.4.    Registration of Transfer and Exchange of Certificates  3-1
     SECTION 3.5.    Mutilated, Destroyed, Lost or Stolen Certificates....  3-4
     SECTION 3.6.    Persons Deemed Owners................................  3-5
     SECTION 3.7.    Access to List of Certificateholders' Names and
                     Addresses............................................  3-5
     SECTION 3.8.    Maintenance of Office or Agency......................  3-5
     SECTION 3.9.    Appointment of Paying Agent..........................  3-5

ARTICLE IV           ACTIONS BY OWNER TRUSTEE.............................  4-1
     SECTION 4.1.    Restriction on Power of Certificate Owner
                     and Certificateholder................................  4-1
     SECTION 4.2.    Prior Notice to Certificateholders with Respect
                     to Certain Matters...................................  4-1
     SECTION 4.3.    Action by Certificateholders with Respect to
                     Bankruptcy...........................................  4-1
     SECTION 4.4.    Restrictions on Certificateholders' Power............  4-2

ARTICLE V            APPLICATION OF TRUST FUNDS; CERTAIN DUTIES...........  5-1
     SECTION 5.1.    Trust Accounts.......................................  5-1
     SECTION 5.2.    Monthly Payments on Certificates.....................  5-2
     SECTION 5.3.    Application of Funds in Certificate Distribution
                     Account..............................................  5-2
     SECTION 5.4.    Method of Payment....................................  5-4
     SECTION 5.5.    No Segregation of Monies; No Interest................  5-4
     SECTION 5.6.    Accounting; Reports; Tax Returns.....................  5-4

ARTICLE VI           AUTHORITY AND DUTIES OF OWNER TRUSTEE................  6-1
     SECTION 6.1.    General Authority....................................  6-1
     SECTION 6.2.    General Duties.......................................  6-1
     SECTION 6.3.    Action upon Instruction..............................  6-1
     SECTION 6.4.    No Duties Except as Specified in this Agreement
                     or in Instructions...................................  6-3
     SECTION 6.5.    No Action Except under Specified Documents
                     or Instructions......................................  6-4
     SECTION 6.6.    Restrictions.........................................  6-4
     SECTION 6.7     Administration Agreement.............................  6-4

ARTICLE VII          CONCERNING THE OWNER TRUSTEE.........................  7-1
     SECTION 7.1.    Acceptance of Trust and Duties.......................  7-1
     SECTION 7.2.    Furnishing of Documents..............................  7-3
     SECTION 7.3.    Representations and Warranties.......................  7-3
     SECTION 7.4.    Reliance; Advice of Counsel..........................  7-4
     SECTION 7.5.    Not Acting in Individual Capacity....................  7-4
     SECTION 7.6.    Owner Trustee Not Liable for Certificates,
                     Notes or Contracts...................................  7-5
     SECTION 7.7.    Owner Trustee May Own Certificates and Notes.........  7-5
     SECTION 7.8.    Certain Matters Relating to FHA Insurance............  7-5

ARTICLE VIII         COMPENSATION OF OWNER TRUSTEE........................  8-1
     SECTION 8.1.    Owner Trustee's Fees and Expenses....................  8-1
     SECTION 8.2.    Indemnification......................................  8-1
     SECTION 8.3.    Nonrecourse Obligations..............................  8-1

ARTICLE IX           TERMINATION..........................................  9-1
     SECTION 9.1.    Termination of the Trust.............................  9-1
     SECTION 9.2.    Dissolution Events with respect to General Partner...  9-2

ARTICLE X            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                     OWNER TRUSTEES.......................................  10-1
     SECTION 10.1.   Eligibility Requirements for Owner Trustee...........  10-1
     SECTION 10.2.   Resignation or Removal of Owner Trustee..............  10-1
     SECTION 10.3.   Successor Owner Trustee..............................  10-2
     SECTION 10.4.   Merger or Consolidation of Owner Trustee.............  10-2
     SECTION 10.5.   Appointment of Co-Trustee or Separate Trustee........  10-3

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ARTICLE XI           MISCELLANEOUS PROVISIONS.............................  11-1
     SECTION 11.1.   Amendment............................................  11-1
     SECTION 11.2.   No Recourse..........................................  11-2
     SECTION 11.3.   Governing Law........................................  11-2
     SECTION 11.4.   Severability of Provisions...........................  11-2
     SECTION 11.5.   Certificates Nonassessable and Fully Paid............  11-3
     SECTION 11.6.   Third-Party Beneficiaries............................  11-3
     SECTION 11.7.   Counterparts.........................................  11-3
     SECTION 11.8.   Notices..............................................  11-3


Exhibit A  --  Form of Certificate of Trust
Exhibit B  --  Form of Certificate
Exhibit C  --  Form of Certificate Depository Agreement

     THIS TRUST AGREEMENT, dated as of _____, is made among Green Tree Financial Corporation, a Delaware corporation, as depositor (the "Seller"), [General Partner], a Minnesota corporation, as General Partner ("[General Partner]"), and [TRUSTEE], a _____, as owner trustee (in such capacity, the "Owner Trustee").

     In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1.  Definitions.

     Unless otherwise expressly defined herein, the terms defined in the Sale and Servicing Agreement (defined below) shall have the same meanings in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

     Administration Agreement: The Administration Agreement, dated as of _____, among the Administrator, the Trust, and the Indenture Trustee, as the same may be amended and supplemented from time to time.

     Administrator: Green Tree Financial Servicing Corporation, a Delaware Corporation, or any successor Administrator under the Administration Agreement.

     Agreement or "this Agreement": This Trust Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

     Authentication Agent: _____, or its successor in interest, and any successor authentication agent appointed as provided in this Agreement.

     Benefit Plan:  The meaning assigned in Section 3.4(i).

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Trust Statute: [Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq., as the same may be amended from time to time.]

     Certificate: The trust certificates evidencing the beneficial interest of an


                                      1-1

Owner in the Trust, substantially in the form attached as Exhibit B.

     Certificate Depository Agreement: The agreement among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Depository, dated as of the Closing Date, relating to the Certificates, substantially in the form attached as Exhibit C.

     Certificate Distribution Account: The account designated as the Certificate Distribution Account in, and which is established and maintained pursuant to, Section 5.1.

     Certificate of Trust: The Certificate of Trust substantially in the form of Exhibit A hereto, filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.4.

     Certificateholder or Holder: A Person in whose name a Certificate is registered in the Certificate Register.

     Class HE: A Certificates:  The Class HE: A-1 ARM, Class HE: A-1, Class HE:
A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6 and Class HE: A-7 IO Certificates, collectively.

     Class HE: A Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HE Amount Available and (b) the Class HE: A Formula Distribution Amount; provided that, after the Class HE: A-6 Cross-over Date, the Class HE: A Distribution Amount shall be zero.

     Class HE: A Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at (1) the Class HE: A-1 ARM Pass-Through Rate on the Class HE: A-1 ARM Principal Balance, (2) the Class HE: A-1 Pass-Through Rate on the Class HE: A-1 Principal Balance, (3) the Class HE: A-2 Pass-Through Rate on the Class HE: A-2 Principal Balance, (4) the Class HE: A-3 Pass-Through Rate on the Class HE: A-3 Principal Balance, (5) the Class HE: A-4 Pass-Through Rate on the Class HE: A-4 Principal Balance, (6) the Class HE: A-5 Pass-Through Rate on the Class HE: A-5 Principal Balance, (7) the Class HE: A-6 Pass-Through Rate on the Class HE: A-6 Principal Balance and (8) the Class HE: A-7 IO Pass-Through Rate on the Class
HE: A-7 IO Notional Principal Amount, in each case to be calculated immediately prior to such Distribution Date, (b) the aggregate of the Unpaid Class HE: A Interest Shortfalls, if any, with respect to each Class of Class HE: A Certificates, and (c)(i) if there is no Class HE: A Liquidation Loss Principal Amount as to such Distribution Date, the Class HE: A Formula Principal Distribution Amount, or (ii) if there is a Class HE: A Liquidation Loss Principal Amount as to such Distribution Date, the amount determined in accordance with Section 5.3(d)(3)(i); provided, however, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clause (c) shall not exceed the aggregate of the Original Class Principal Balances of Class HE:
A.

     Class HE: A Formula Interest Distribution Amount: As to each Class of Class HE: A Certificates and any Distribution Date, the sum of (1) the amount specified in clause (a)(1), (2), (3), (4), (5), (6), (7) or (8), as appropriate, of the definition of the term "Class HE: A Formula Distribution Amount" and (2) the Unpaid Class HE: A Interest Shortfall, if any, with respect to such Class.

     Class HE: A Formula Principal Distribution Amount: As to any Distribution Date, the sum of the Class HE: A-1 ARM Formula Principal Distribution Amount and the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount.

     Class HE: A Interest Shortfall:   As to each Class of Class HE: A
Certificates and any Distribution Date, the amount, if any, by which the Class
HE: A Formula Interest Distribution Amount for such Class exceeds the amount distributed to

                                      1-2

Holders of such Class on such Distribution Date pursuant to Section 5.3(d)(2).

     Class HE: A Liquidation Loss Principal Amount: As to any Distribution Date, the amount, if any, by which the sum of the Pool Scheduled Principal Balance of Sub-Pool HE plus the Sub-Pool HE Pre-Funded Amount is less than the Class HE: A Principal Balance.

     Class HE: A Principal Balance: As to any Distribution Date, the sum of the Class HE: A-1 ARM Principal Balance, the Class HE: A-1 Principal Balance, the Class HE: A-2 Principal Balance, the Class HE: A-3 Principal Balance, the Class
HE: A-4 Principal Balance, the Class HE: A-5 Principal Balance and the Class HE:
A-6 Principal Balance.

     Class HE: A-1 ARM Certificate: Any one of the Class HE: A-1 ARM Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-1 ARM Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-1 ARM Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-1 ARM Formula Principal Distribution Amount: Zero as to any Distribution Date after the Class HE: A-1 ARM Principal Balance has been reduced to zero, and as to any Distribution Date on or before the Distribution Date on which the Class HE: A-1 ARM Principal Balance has been reduced to zero, the lesser of (A) the Class HE: A-1 ARM Principal Balance, or (B) the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Adjustable Rate Home Equity Contract:

          (i) all scheduled payments of principal due on each outstanding Adjustable Rate Home Equity Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period in respect of the Adjustable Rate Home Equity Contracts; plus

          (iii) the aggregate Scheduled Principal Balance of all Adjustable Rate Home Equity Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any

                                      1-3

     Adjustable Rate Home Equity Contracts during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) the aggregate Scheduled Principal Balance of all Adjustable Rate Home Equity Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Adjustable Rate Home Equity Contract, during the prior Due Period pursuant to Section 3.05(A) or, in the event of a substitution of an Adjustable Rate Home Equity Contract in accordance with Section 3.05(b), any amount required to be deposited by the Company in the Certificate Distribution Account during the prior Due Period pursuant to
     Section 3.05(b)(vi); plus

          (v) on the Distribution Date which is on or after the last day of the Pre-Funding Period, the Pre-Funded ARM Amount; plus

          (vi) on each Distribution Date which is on or after the Distribution Date on which the Class HE: A Certificates other than the Class HE: A-1 ARM Certificates have been paid in full, (a) the Sub-Pool HE Senior Percentage of (A) the sum of the amounts described in clauses (i) through (v) of the definition of Sub-Pool HE Formula Principal Distribution Amount less (B) the sum of the amounts described in clauses (i) through (iv) above, less
     (b) the amount, if any, distributed in payment of principal on the Class
     HE: A Certificates other than the Class HE: A-1 ARM Certificates on such Distribution Date.

     Class HE: A-1 ARM Principal Balance: As to any Distribution Date, the Original Class HE: A-1 ARM Principal Balance less all amounts previously distributed to Holders of Class HE: A-1 ARM Certificates in respect of principal.

     Class HE: A-1 Certificate: Any one of the Class HE: A-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-1 Cross-over Date:  The Distribution Date on which the Class
HE: A-1 Principal Balance (after giving effect to the distributions of principal on the Class HE: A-1 Certificates on such Distribution Date) is reduced to zero.

     Class HE: A-1 Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-1 Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-1 Principal Balance: As to any Distribution Date, the Original Class HE: A-1 Principal Balance less all amounts previously distributed to Holders of Class HE: A-1 Certificates in respect of principal.

     Class HE: A-2 Certificate: Any one of the Class HE: A-2 Certificates executed

                                      1-4
and delivered by the Trustee and authenticated by the Certificate
Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-2 Cross-over Date:  The Distribution Date on which the Class
HE: A-2 Principal Balance (after giving effect to the distributions of principal on the Class HE: A-2 Certificates on such Distribution Date) is reduced to zero.

     Class HE: A-2 Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-2 Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-2 Principal Balance: As to any Distribution Date, the Original Class HE: A-2 Principal Balance less all amounts previously distributed to Holders of Class HE: A-2 Certificates in respect of principal.

     Class HE: A-3 Certificate: Any one of the Class HE: A-3 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-3 Cross-over Date:  The Distribution Date on which the Class
HE: A-3 Principal Balance (after giving effect to the distributions of principal on the Class HE: A-3 Certificates on such Distribution Date) is reduced to zero.

     Class HE: A-3 Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-3 Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-3 Principal Balance: As to any Distribution Date, the Original Class HE: A-3 Principal Balance less all amounts previously distributed to Holders of Class HE: A-3 Certificates in respect of principal.

     Class HE: A-4 Certificate: Any one of the Class HE: A-4 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-4 Cross-over Date:  The Distribution Date on which the Class
HE: A-4 Principal Balance (after giving effect to the distributions of principal on the Class HE: A-4 Certificates on such Distribution Date) is reduced to zero.

     Class HE: A-4 Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-4 Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-4 Principal Balance: As to any Distribution Date, the Original Class HE: A-4 Principal Balance less all amounts previously distributed to Holders of Class HE: A-4 Certificates in respect of principal.


                                      1-5

     Class HE: A-5 Certificate: Any one of the Class HE: A-5 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-5 Cross-over Date:  The Distribution Date on which the Class
HE: A-5 Principal Balance (after giving effect to the distributions of principal on the Class HE: A-5 Certificates on such Distribution Date) is reduced to zero.

     Class HE: A-5 Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-5 Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-5 Principal Balance: As to any Distribution Date, the Original Class HE: A-5 Principal Balance less all amounts previously distributed to Holders of Class HE: A-5 Certificates in respect of principal.

     Class HE: A-6 Certificate: Any one of the Class HE: A-6 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-6 Cross-over Date: The latest to occur of (a) the Class HE: A-5 Cross-over Date or (b) the Distribution Date on which the Class HE: A-6 Principal Balance (after giving effect to the distributions of principal on the Class HE: A-6 Certificates on such Distribution Date) is reduced to zero or (c) the Distribution Date on which the Class HE: A-1 ARM Principal Balance (after giving effect to the distributions of principal on the Class HE: A-1 ARM Certificates on such Distribution Date) is reduced to zero.

     Class HE: A-6 Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-6 Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-6 Principal Balance: As to any Distribution Date, the Original Class HE: A-6 Principal Balance less all amounts previously distributed to Holders of Class HE: A-6 Certificates in respect of principal.

     Class HE: A-6 Lockout Percentage: As to any Distribution Date occurring during the periods set forth below, the percentage designated as such as follows:

                                                      Class HE: A-6
     Period (dates inclusive)                      Lockout Percentage

     _____ through _____                                  _____ %
     _____ through _____                                  _____ %
     _____ through _____                                  _____ %
     _____ through _____                                  _____ %

                                      1-6

     _____ through _____                                  _____ %

     Class HE: A-6 Lockout Pro Rata Distribution Amount: As to any Distribution Date, an amount equal to the lesser of:

          (a) the product of (1) the Class HE: A-6 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class HE: A-6 Principal Balance immediately preceding such Distribution Date and the denominator of which is the Class HE: A Principal Balance less the Class
     HE: A-1 ARM Principal Balance, immediately preceding such Distribution Date, and (B) the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount for such Distribution Date, and

          (b) the Class HE: A-6 Principal Balance immediately preceding such Distribution Date.

     Class HE: A-7 IO Certificate: Any one of the Class HE: A-7 IO Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: A-7 IO Distribution Amount: As to any Distribution Date, that portion of the Class HE: A Distribution Amount to be distributed to the Class
HE: A-7 IO Certificateholders pursuant to Section 5.3(d) on such Distribution Date.

     Class HE: A-7 IO Notional Principal Amount: As of any Distribution Date, an amount equal to __________.

     Class HE: A-7 IO Original Notional Amount:  $_____.

     Class HE: B Certificates: The Class HE: B-1 and Class HE: B-2 Certificates, collectively.

     Class HE: B Cross-over Date"  means the earlier of:

          (a) the Class HE: M-2 Cross-over Date, and

          (b) the first Distribution Date on or after the Distribution Date occurring in _____ on which the fraction, expressed as a percentage, the numerator of which is the Class HE: B Principal Balance as of such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Distribution Date, is equal to or greater than _____ %.

     Class HE: B Percentage:  100% minus the Sub-Pool HE Senior Percentage.

     Class HE: B Principal Balance:  As to any Distribution Date, the sum of the

                                      1-7

Class HE: B-1 Principal Balance and the Class HE: B-2 Principal Balance.

     Class HE: B Principal Balance Test: To be considered "satisfied" for any Distribution Date, when the fraction, expressed as a percentage, the numerator of which is the Class HE: B Principal Balance as of such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Distribution Date, is equal to or greater than _____ %.

     Class HE: B Principal Distribution Test: As to any Distribution Date, each of the Sub-Pool HE Average Sixty-Day Delinquency Ratio Test, the Sub-Pool HE Average Thirty-Day Delinquency Ratio Test, the Class HE: B Principal Balance Test, the Sub-Pool HE Cumulative Realized Losses Test and the Sub-Pool HE Current Realized Losses Test.

     Class HE: B-1 Certificate: Any one of the Class HE: B-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: B-1 Cross-over Date:  The Distribution Date on which the Class
HE: B-1 Principal Balance (after giving effect to the distributions of principal on the Class HE: B-1 Certificates on such Distribution Date) is reduced to zero.

     Class HE: B-1 Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HE Amount Available less the sum of the Class HE: A Distribution Amount, the Class HE: M-1 Distribution Amount and the Class HE: M-2 Distribution Amount, and (b) the Class HE: B-1 Formula Distribution Amount; provided that after the Class HE: B-1 Cross-over Date the Class HE: B-1 Distribution Amount shall be zero.

     Class HE: B-1 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: B-1 Pass-Through Rate on the excess of the Class HE: B-1 Principal Balance over the Class HE: B-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HE: B-1 Interest Shortfall, and (c) if such Distribution Date is on or prior to the Class HE: B-1 Cross-over Date, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount; provided, however, that on the Class HE:
M-2 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HE: M-2 Formula Distribution Amount" (assuming a sufficient Sub-Pool HE Amount Available) but for the operation of the second proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed pursuant to clause (c) of this definition shall not exceed the Original Class HE: B-1 Principal Balance.

                                      1-8

     Class HE: B-1 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HE: B-1 Formula Distribution Amount" and (b) the Unpaid Class HE: B-1 Interest Shortfall, if any.

     Class HE: B-1 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: B-1 Pass-Through Rate on the Class HE: B-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HE: B-1 Liquidation Loss Interest Shortfall, if any.

     Class HE: B-1 Interest Deficiency Amount: As to any Distribution Date, the amount, if any, by which (a) the Class HE: B-1 Formula Interest Distribution Amount exceeds (b) the amount available for distribution to the Class HE: B-1 Certificateholders pursuant to Sections 5.3(d)(6)(i) and (ii) on such Distribution Date.

     Class HE: B-1 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HE: B-1 Formula Interest Distribution Amount exceeds (b) the sum of (1) the amount distributed to Class HE: B-1 Certificateholders on such Distribution Date pursuant to Sections 5.3(d)(6)(i) and (ii), and (2) the amount distributed to Class HE: B-1 Certificateholders on such Distribution Date pursuant to Section 5.3(e).

     Class HE: B-1 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HE: B-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) the amount distributed to Class
HE: B-1 Certificateholders on such Distribution Date pursuant to Section 5.3(d)(8)(iii).

     Class HE: B-1 Liquidation Loss Principal Amount: As to any Distribution Date, the lesser of (a) the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B-2 Principal Balance, and
(b) the Class HE: B-1 Principal Balance.

     Class HE: B-1 Principal Balance: As to any Distribution Date, the Original Class HE: B-1 Principal Balance less all amounts previously distributed to Holders of Class HE: B-1 Certificates in respect of principal.

     Class HE: B-2 Certificate: Any one of the Class HE: B-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: B-2 Distribution Amount: As to any Distribution Date, the lesser of (a) the Class HE: B-2 Remaining Sub-Pool HE Amount Available, and (b) the Class HE: B-2 Formula Distribution Amount.

                                      1-9

     Class HE: B-2 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: B-2 Pass-Through Rate on the excess of the Class HE: B-2 Principal Balance over the Class HE: B-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HE: B-2 Interest Shortfall, and (c) if such Distribution Date is after the Class
HE: B-1 Cross-over Date, the Class HE: B Percentage of the Sub-Pool HE Formula Principal Distribution Amount; provided, however, that on the Class HE: B-1 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HE: B-1 Formula Distribution Amount" (assuming a sufficient Sub-Pool HE Amount Available) but for the operation of the second proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed pursuant to clause (c) of this definition shall not exceed the Original Class HE: B-2 Principal Balance.

     Class HE: B-2 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HE: B-2 Formula Distribution Amount" and (b) the Unpaid Class HE: B-2 Interest Shortfall, if any.

     Class HE: B-2 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: B-2 Pass-Through Rate on the Class HE: B-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HE: B-2 Liquidation Loss Interest Shortfall, if any.

     Class HE: B-2 Guaranty Fee: As of any Distribution Date, the lesser of (a) one-twelfth of the product of _____ % and the sum of the Pool Scheduled Principal Balance of Sub-Pool HE for the immediately preceding Distribution Date (or, in the case of the _____ Distribution Date, the Cut-Off Date), and the Sub-Pool HE Pre-Funded Amount as of the immediately preceding Distribution Date (or, in the case of the _____ Distribution Date, the Closing Date), or (b) the Sub-Pool HE Amount Available less the amounts payable under Sections 5.3(d)(1)-(13).

     Class HE: B-2 Guaranty Payment: As to any Distribution Date, the amount, if any, by which (a) the sum of the Class HE: B-2 Total Formula Distribution Amount and the Class HE: B-2 Liquidation Loss Principal Amount exceeds (b) the Class HE: B-2 Total Distribution Amount; provided that the Class HE: B-2 Guaranty Payment shall not exceed the amount necessary to reduce the Class HE:
B-2 Principal Balance to zero.

     Class HE: B-2 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HE: B-2 Formula Interest Distribution Amount exceeds

                                     1-10

(b) the sum of the amount distributed to Class HE: B-2 Certificateholders on such Distribution Date pursuant to Sections 5.3(d)(7)(i) and (ii) and any Class
HE: B-2 Guaranty Payment.

     Class HE: B-2 Limited Guaranty: The limited guaranty of the Company provided pursuant to Section 8.03(b).

     Class HE: B-2 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which the Class HE: B-2 Formula Liquidation Loss Interest Distribution Amount exceeds (a) the sum of (1) the Class HE: B-2 Total Formula Distribution Amount and (2) the Class HE: B-2 Liquidation Loss Principal Amount less (b) the sum of (1) the Class HE: B-2 Total Distribution Amount, (2) any Class HE: B-2 Guaranty Payment and (3) any Class HE: B-2 Interest Shortfall.

     Class HE: B-2 Liquidation Loss Principal Amount: As to any Distribution Date, the lesser of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount and the Class HE: B-2 Principal Balance.

     Class HE: B-2 Principal Balance: As to any Distribution Date, the Original Class HE: B-2 Principal Balance less all amounts previously distributed to Holders of Class HE: B-2 Certificates in respect of principal.

     Class HE: B-2 Total Formula Distribution Amount: As to any Distribution Date, the sum of the Class HE: B-2 Formula Distribution Amount and the Class HE:
B-2 Formula Liquidation Loss Interest Distribution Amount.

     Class HE: B-2 Total Distribution Amount: As to any Distribution Date, the sum of the Class HE: B-2 Distribution Amount and amounts distributed on such Distribution Date pursuant to Section 5.3(d)(8)(iv).

     Class HE: M Certificates: The Class HE: M-1 and Class HE: M-2 Certificates, collectively.

     Class HE: M Principal Balance: As to any Distribution Date, the sum of the Class HE: M-1 Principal Balance and the Class HE: M-2 Principal Balance.

     Class HE: M-1 Certificate: Any one of the Class HE: M-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: M-1 Cross-over Date:  The Distribution Date on which the Class
HE: M-1 Principal Balance (after giving effect to the distributions of principal on the Class HE: M-1 Certificates on such Distribution Date) is reduced to zero.

     Class HE: M-1 Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HE Amount Available less the Class HE: A Distribution Amount

                                     1-11
and (b) the Class HE: M-1 Formula Distribution Amount; provided that after the Class HE: M-1 Cross-over Date the Class HE: M-1 Distribution Amount shall be zero.

     Class HE: M-1 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: M-1 Pass-Through Rate on the excess of the Class HE: M-1 Principal Balance over the Class HE: M-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Dates, (b) any Unpaid Class
HE: M-1 Interest Shortfall and (c) if such Distribution Date is after the Class
HE: A-6 Cross-over Date, but on or prior to the Class HE: M-1 Cross-over Date, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount; provided, however, that on the Class HE: A-6 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HE: A Formula Distribution Amount" (assuming a sufficient Sub-Pool HE Amount Available) but for the operation of the proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clause (c) of this definition shall not exceed the Original Class HE: M-1 Principal Balance.

     Class HE: M-1 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HE: M-1 Formula Distribution Amount" and (b) the Unpaid Class HE: M-1 Interest Shortfall, if any.

     Class HE: M-1 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: M-1 Pass-Through Rate on the Class HE: M-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HE: M-1 Liquidation Loss Interest Shortfall, if any.

     Class HE: M-1 Interest Deficiency Amount: As to any Distribution Date, the amount, if any, by which (a) the Class HE: M-1 Formula Interest Distribution Amount exceeds (b) the amount available for distribution to the Class HE: M-1 Certificateholders pursuant to Sections 5.3(d)(4)(i) and (ii) on such Distribution Date.

     Class HE: M-1 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HE: M-1 Formula Interest Distribution Amount exceeds (b) the sum of (1) the amount distributed to Class HE: M-1 Certificateholders on such Distribution Date pursuant to Sections 5.3(d)(4)(i) and (ii), and (2) the amount distributed to Class HE: M-1 Certificateholders on such Distribution Date pursuant to Section 5.3(e).

                                     1-12

     Class HE: M-1 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HE: M-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to Class
HE: M-1 Certificateholders on such Distribution Date pursuant to Section 5.3(d)(8)(i).

     Class HE: M-1 Liquidation Loss Principal Amount: As of any Distribution Date, the lesser of (a) the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the aggregate of the Class HE: M-2 Principal Balance and the Class HE: B Principal Balance, and (b) the Class HE:
M-1 Principal Balance.

     Class HE: M-1 Principal Balance: As to any Distribution Date, the Original Class HE: M-1 Principal Balance less all amounts previously distributed to Holders of Class HE: M-1 Certificates in respect of principal.

     Class HE: M-2 Certificate: Any one of the Class HE: M-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HE: M-2 Cross-over Date:  The Distribution Date on which the Class
HE: M-2 Principal Balance (after giving effect to the distributions of principal on the Class HE: M-2 Certificates on such Distribution Date) is reduced to zero.

     Class HE: M-2 Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HE Amount Available less the Class HE: A Distribution Amount and the Class HE: M-1 Distribution Amount and (b) the Class HE: M-2 Formula Distribution Amount; provided that after the Class HE: M-2 Cross-over Date the Class HE: M-2 Distribution Amount shall be zero.

     Class HE: M-2 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: M-2 Pass-Through Rate on the excess of the Class HE: M-2 Principal Balance over the Class HE: M-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HE: M-2 Interest Shortfall and (c) if such Distribution Date is after the Class
HE: M-1 Cross-over Date, but on or prior to the Class HE: M-2 Cross-over Date, the Sub-Pool HE Senior Percentage of the Sub-Pool HE Formula Principal Distribution Amount; provided, however, that on the Class HE: M-1 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HE: M-1 Formula Distribution Amount" (assuming a sufficient Sub-Pool HE Amount Available) but for the operation of the proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clause (c) of this definition shall not exceed the Original Class HE: M-2 Principal Balance.

                                     1-13

     Class HE: M-2 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HE: M-2 Formula Distribution Amount" and (b) the Unpaid Class HE: M-2 Interest Shortfall, if any.

     Class HE: M-2 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HE: M-2 Pass-Through Rate on the Class HE: M-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HE: M-2 Liquidation Loss Interest Shortfall, if any.

     Class HE: M-2 Interest Deficiency Amount: As to any Distribution Date, the amount, if any, by which (a) the Class HE: M-2 Formula Interest Distribution Amount exceeds (b) the amount available for distribution to the Class HE: M-2 Certificateholders pursuant to Sections 5.3(d)(5)(i) and (ii) on such Distribution Date.

     Class HE: M-2 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HE: M-2 Formula Interest Distribution Amount, exceeds (b) the sum of (1) the amount distributed to Class HE: M-2 Certificateholders on such Distribution Date pursuant to Sections 5.3(d)(5)(i) and (ii), and (2) the amount distributed to Class HE: M-2 Certificateholders on such Distribution Date pursuant to Section 5.3(e).

     Class HE: M-2 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which the Class HE: M-2 Formula Liquidation Loss Interest Distribution Amount exceeds any amount distributed to Class HE: M-2 Certificateholders on such Distribution Date pursuant to Section 5.3(d)(8)(iv).

     Class HE: M-2 Liquidation Loss Principal Amount: The lesser of (a) the excess, if any, of the Sub-Pool HE Aggregate Liquidation Loss Principal Amount over the Class HE: B Principal Balance, and (b) the Class HE: M-2 Principal Balance.

     Class HE: M-2 Principal Balance: As to any Distribution Date, the Original Class HE: M-2 Principal Balance less all amounts previously distributed to Holders of Class HE: M-2 Certificates in respect of principal.

     Class HI: A Certificates:  The Class HI: A-1, Class HI: A-2, and Class HI:
A-3 Certificates, collectively.

     Class HI: A Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HI Amount Available and (b) the Class HI: A Formula Distribution Amount; provided that, after the Class HI: A-3 Cross-over Date, the Class HI: A Distribution Amount shall be zero.

     Class HI: A Formula Distribution Amount:  As to any Distribution Date, an

                                     1-14
amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at (1) the Class HI: A-1 Pass-Through Rate on the Class HI: A-1 Principal Balance, (2) the Class HI: A-2 Pass-Through Rate on the Class HI: A-2 Principal Balance, and (3) the Class HI: A-3 Pass-Through Rate on the Class HI: A-3 Principal Balance, in each case to be calculated immediately prior to such Distribution Date, (b) the aggregate of the Unpaid Class HI: A Interest Shortfalls, if any, with respect to each Class of Class HI: A Certificates, and
(c)(i) if there is no Class HI: A Liquidation Loss Principal Amount as to such Distribution Date, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount, or (ii) if there is a Class HI: A Liquidation Loss Principal Amount as to such PDistribution Date, the amount determined in accordance with Section 5.3(b)(3)(i); provided, however, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clause (c) shall not exceed the sum of the Original Class HI: A Principal Balance.

     Class HI: A Formula Interest Distribution Amount: As to each Class of Class HI: A Certificates and any Distribution Date, the sum of (a) the amount specified in clause (a)(1), (2) or (3), as appropriate, of the definition of the term "Class HI: A Formula Distribution Amount" and (2) the Unpaid Class HI: A Interest Shortfall, if any, with respect to such Class.

     Class HI: A Interest Shortfall: As to each Class of Class HI: A Certificates and any Distribution Date, the amount, if any, by which the Class
HI: A Formula Interest Distribution Amount for such Class exceeds the amount distributed to Holders of such Class on such Distribution Date pursuant to
Section 5.3(b)(2).

     Class HI: A Liquidation Loss Principal Amount: As to any Distribution Date, the amount, if any, by which the sum of the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount is less than the Class HI: A Principal Balance.

     Class HI: A Principal Balance: As to any Distribution Date, the sum of the Class HI: A-1 Principal Balance, the Class HI: A-2 Principal Balance and the Class HI: A-3 Principal Balance.

     Class HI: A-1 Certificate: Any one of the Class HI: A-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HI: A-1 Cross-over Date:  The Distribution Date on which the Class
HI: A-1 Principal Balance (after giving effect to the distributions of principal on the Class HI: A-1 Certificates on such Distribution Date) is reduced to zero.

     Class HI: A-1 Distribution Amount: As to any Distribution Date, that portion of the Class HI: A Distribution Amount to be distributed to the Class
HI: A-1 Certificateholders pursuant to Section 5.3(b) on such Distribution Date.

                                     1-15

     Class HI: A-1 Principal Balance: As to any Distribution Date, the Original Class HI: A-1 Principal Balance less all amounts previously distributed to Holders of Class HI: A-1 Certificates in respect of principal.

     Class HI: A-2 Certificate: Any one of the Class HI: A-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HI: A-2 Cross-over Date:  The Distribution Date on which the Class
HI: A-2 Principal Balance (after giving effect to the distributions of principal on the Class HI: A-2 Certificates on such Distribution Date) is reduced to zero.

     Class HI: A-2 Distribution Amount: As to any Distribution Date, that portion of the Class HI: A Distribution Amount to be distributed to the Class
HI: A-2 Certificateholders pursuant to Section 5.3(b) on such Distribution Date.

     Class HI: A-2 Principal Balance: As to any Distribution Date, the Original Class HI: A-2 Principal Balance less all amounts previously distributed to Holders of Class HI: A-2 Certificates in respect of principal.

     Class HI: A-3 Certificate: Any one of the Class HI: A-3 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HI: A-3 Cross-over Date:  The Distribution Date on which the Class
HI: A-3 Principal Balance (after giving effect to the distributions of principal on the Class HI: A-3 Certificates on such Distribution Date) is reduced to zero.

     Class HI: A-3 Distribution Amount: As to any Distribution Date, that portion of the Class HI: A Distribution Amount to be distributed to the Class
HI: A-3 Certificateholders pursuant to Section 5.3(b) on such Distribution Date.

     Class HI: A-3 Principal Balance: As to any Distribution Date, the Original Class HI: A-3 Principal Balance less all amounts previously distributed to Holders of Class HI: A-3 Certificates in respect of principal.

     Class HI: B Certificates: The Class HI: B-1 and Class HI: B-2 Certificates, collectively.

     Class HI: B Cross-over Date:  The earlier of:

          (a) the Class HI: M-2 Cross-over Date, and

          (b) the first Distribution Date on or after the Distribution Date occurring in _____ on which the fraction, expressed as a percentage, the

                                     1-16
     numerator of which is the Class HI: B Principal Balance as of such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding PDistribution Date, is equal to or greater than _____ %.

     Class HI: B Percentage:  100% minus the Sub-Pool HI Senior Percentage.

     Class HI: B Principal Balance: As to any Distribution Date, the sum of the Class HI: B-1 Principal Balance and the Class HI: B-2 Principal Balance.

     Class HI: B Principal Balance Test: To be considered "satisfied" for any Distribution Date, when the fraction, expressed as a percentage, the numerator of which is the Class HI: B Principal Balance as of such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Distribution Date, is equal to or greater than _____ %.

     Class HI: B Principal Distribution Test: As to any Distribution Date, each of the Sub-Pool HI Average Sixty-Day Delinquency Ratio Test, the Sub-Pool HI Average Thirty-Day Delinquency Ratio Test, the Class HI: B Principal Balance Test, the Sub-Pool HI Cumulative Realized Losses Test and the Sub-Pool HI Current Realized Losses Test.

     Class HI: B-1 Certificate: Any one of the Class HI: B-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HI: B-1 Cross-over Date:  The Distribution Date on which the Class
HI: B-1 Principal Balance (after giving effect to the distributions of principal on the Class HI: B-1 Certificates on such Distribution Date) is reduced to zero.

     Class HI: B-1 Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HI Amount Available less the sum of the Class HI: A Distribution Amount, the Class HI: M-1 Distribution Amount and the Class HI: M-2 Distribution Amount, and (b) the Class HI: B-1 Formula Distribution Amount; provided that after the Class HI: B-1 Cross-over Date the Class HI: B-1 Distribution Amount shall be zero.

     Class HI: B-1 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: B-1 Pass-Through Rate on the excess of the Class HI: B-1 Principal Balance over the Class HI: B-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HI: B-1 Interest Shortfall, and (c) if such Distribution Date is on or prior to the Class HI: B-1 Cross-over Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount; provided, however, that on the Class HI:
M-2 Cross-over

                                     1-17

Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HI: M-2 Formula Distribution Amount" (assuming a sufficient Sub-Pool HI Amount Available) but for the operation of the second proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed pursuant to clause (c) of this definition shall not exceed the Original Class HI: B-1 Principal Balance.

    Class HI: B-1 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HI: B-1 Formula Distribution Amount" and (b) the Unpaid Class HI: B-1 Interest Shortfall, if any.

     Class HI: B-1 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: B-1 Pass-Through Rate on the Class HI: B-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HI: B-1 Liquidation Loss Interest Shortfall, if any.

     Class HI: B-1 Interest Deficiency Amount: As to any Distribution Date, the amount, if any, by which (a) the Class HI: B-1 Formula Interest Distribution Amount exceeds (b) the amount available for distribution to the Class HI: B-1 Certificateholders pursuant to Sections 5.3(b)(6)(i) and (ii) on such Distribution Date.

     Class HI: B-1 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HI: B-1 Formula Interest Distribution Amount exceeds (b) the sum of (1) the amount distributed to Class HI: B-1 Certificateholders on such Distribution Date pursuant to Sections 5.3(b)(6)(i) and (ii), and (2) the amount distributed to Class HI: B-1 Certificateholders on such Distribution Date pursuant to Section 5.3(c).

     Class HI: B-1 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HI: B-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) the amount distributed to Class
HI: B-1 Certificateholders on such Distribution Date pursuant to Section 5.3(b)(8)(iii).

     Class HI: B-1 Liquidation Loss Principal Amount: As to any Distribution Date, the lesser of (a) the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B-2 Principal Balance, and
(b) the Class HI: B-1 Principal Balance.

     Class HI: B-1 Principal Balance: As to any Distribution Date, the Original Class HI: B-1 Principal Balance less all amounts previously distributed to Holders of Class HI: B-1 Certificates in respect of principal.

                                     1-18

     Class HI: B-2 Certificate: Any one of the Class HI: B-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HI: B-2 Distribution Amount: As to any Distribution Date, the lesser of (a) the Class HI: B-2 Remaining Sub-Pool HI Amount Available, and (b) the Class HI: B-2 Formula Distribution Amount.

     Class HI: B-2 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: B-2 Pass-Through Rate on the excess of the Class HI: B-2 Principal Balance over the Class HI: B-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HI: B-2 Interest Shortfall, and (c) if such Distribution Date is after the Class
HI: B-1 Cross-over Date, the Class HI: B Percentage of the Sub-Pool HI Formula Principal Distribution Amount; provided, however, that on the Class HI: B-1 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HI: B-1 Formula Distribution Amount" (assuming a sufficient Sub-Pool HI Amount Available) but for the operation of the second proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed pursuant to clause (c) of this definition shall not exceed the Original Class HI: B-2 Principal Balance.

     Class HI: B-2 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HI: B-2 Formula Distribution Amount" and (b) the Unpaid Class HI: B-2 Interest Shortfall, if any.

     Class HI: B-2 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: B-2 Pass-Through Rate on the Class HI: B-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HI: B-2 Liquidation Loss Interest Shortfall, if any.

     Class HI: B-2 Guaranty Fee: As of any Distribution Date, the lesser of (a) one-twelfth of the product of _____ % and the sum of the Pool Scheduled Principal Balance for Sub-Pool HI for the immediately preceding Distribution Date (or, in the case of the _____ Distribution Date, the Cut-Off Date) and the Sub-Pool HI Pre-Funded Amount as of the immediately preceding Distribution Date (or, in the case of the _____ Distribution Date, the Closing Date), or (b) the Sub-Pool HI Amount Available less the amounts payable under Sections 5.3(b)(1)-
(14).

     Class HI: B-2 Guaranty Payment: As to any Distribution Date, the amount, if

                                     1-19
any, by which (a) the sum of the Class HI: B-2 Total Formula Distribution Amount and the Class HI: B-2 Liquidation Loss Principal Amount exceeds (b) the Class HI: B-2 Total Distribution Amount; provided that the Class HI: B-2 Guaranty Payment shall not exceed the amount necessary to reduce the Class HI:
B-2 Principal Balance to zero.

     Class HI: B-2 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HI: B-2 Formula Interest Distribution Amount exceeds (b) the sum of the amount distributed to Class HI: B-2
Certificateholders on such Distribution Date pursuant to Sections 5.3(b)(7)(i) and (ii) and any Class HI: B-2 Guaranty Payment.

     Class HI: B-2 Limited Guaranty: The limited guaranty of the Company provided pursuant to Section 8.03(a).

     Class HI: B-2 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which the Class HI: B-2 Formula Liquidation Loss Interest Distribution Amount exceeds (a) the sum of (1) the Class HI: B-2 Total Formula Distribution Amount and (2) the Class HI: B-2 Liquidation Loss Principal Amount less (b) the sum of (1) the Class HI: B-2 Total Distribution Amount, (2) any Class HI: B-2 Guaranty Payment and (3) any Class HI: B-2 Interest Shortfall.

     Class HI: B-2 Liquidation Loss Principal Amount: As to any Distribution Date, the lesser of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount and the Class HI: B-2 Principal Balance.

     Class HI: B-2 Principal Balance: As to any Distribution Date, the Original Class HI: B-2 Principal Balance less all amounts previously distributed to Holders of Class HI: B-2 Certificates in respect of principal.

     Class HI: B-2 Total Formula Distribution Amount: As to any Distribution Date, the sum of the Class HI: B-2 Formula Distribution Amount and the Class HI:
B-2 Formula Liquidation Loss Interest Distribution Amount.

     Class HI: B-2 Total Distribution Amount: As to any Distribution Date, the sum of the Class HI: B-2 Distribution Amount and amounts distributed on such Distribution Date pursuant to Section 5.3(b)(8)(iv).

     Class HI: M Certificates: The Class HI: M-1 and Class HI: M-2 Certificates, collectively.

     Class HI: M Principal Balance: As to any Distribution Date, the sum of the Class HI: M-1 Principal Balance and the Class HI: M-2 Principal Balance.

     Class HI: M-1 Certificate: Any one of the Class HI: M-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

                                     1-20

     Class HI: M-1 Cross-over Date:  The Distribution Date on which the Class
HI: M-1 Principal Balance (after giving effect to the distributions of principal on the Class HI: M-2 Certificates on such Distribution Date) is reduced to zero.

     Class HI: M-1 Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HI Amount Available less the Class HI: A Distribution Amount and (b) the Class HI: M-1 Formula Distribution Amount; provided that after the Class HI: M-1 Cross-over Date the Class HI: M-1 Distribution Amount shall be zero.

     Class HI: M-1 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: M-1 Pass-Through Rate on the excess of the Class HI: M-1 Principal Balance over the Class HI: M-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HI: M-1 Interest Shortfall and (c) if such Distribution Date is after the Class
HI: A-3 Cross-over Date, but on or prior to the Class HI: M-1 Cross-over Date, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount; provided, however, that on the Class HI: A-3 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HI: A Formula Distribution Amount" (assuming a sufficient Sub-Pool HI Amount Available) but for the operation of the proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clause (c) of this definition shall not exceed the Original Class HI: M-1 Principal Balance.

     Class HI: M-1 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HI: M-1 Formula Distribution Amount" and (b) the Unpaid Class HI: M-1 Interest Shortfall, if any.

     Class HI: M-1 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: M-1 Pass-Through Rate on the Class HI: M-1 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HI: M-1 Liquidation Loss Interest Shortfall, if any.

     Class HI: M-1 Interest Deficiency Amount: As to any Distribution Date, the amount, if any, by which (a) the Class HI: M-1 Formula Interest Distribution Amount exceeds (b) the amount available for distribution to the Class HI: M-1 Certificateholders pursuant to Sections 5.3(b)(4)(i) and (ii) on such Distribution Date.

     Class HI: M-1 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HI: M-1 Formula Interest Distribution Amount exceeds (b) the sum of (1) the amount distributed to Class HI: M-1 Certificateholders on such Distribution Date pursuant to Sections 5.3(b)(4)(i) and (ii), and (2) the amount

                                     1-21
distributed to Class HI: M-1 Certificateholders on such Distribution Date pursuant to Section 5.3(c).

     Class HI: M-1 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HI: M-1 Formula Liquidation Loss Interest Distribution Amount exceeds (b) any amount distributed to Class
HI: M-1 Certificateholders on such Distribution Date pursuant to Section 5.3(b)(8)(i).

     Class HI: M-1 Liquidation Loss Principal Amount: As of any Distribution Date, the lesser of (a) the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the aggregate of the Class HI: M-2 Principal Balance and the Class HI: B Principal Balance, and (b) the Class HI:
M-1 Principal Balance.

     Class HI: M-1 Principal Balance: As to any Distribution Date, the Original Class HI: M-1 Principal Balance less all amounts previously distributed to Holders of Class HI: M-1 Certificates in respect of principal.

     Class HI: M-2 Certificate: Any one of the Class HI: M-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B.

     Class HI: M-2 Cross-over Date:  The Distribution Date on which the Class
HI: M-2 Principal Balance (after giving effect to the distributions of principal on the Class HI: M-2 Certificates on such Distribution Date) is reduced to zero.

     Class HI: M-2 Distribution Amount: As to any Distribution Date, the lesser of (a) the Sub-Pool HI Amount Available less the Class HI: A Distribution Amount and the Class HI: M-1 Distribution Amount and (b) the Class HI: M-2 Formula Distribution Amount; provided that after the Class HI: M-2 Cross-over Date the Class HI: M-2 Distribution Amount shall be zero.

     Class HI: M-2 Formula Distribution Amount: As to any Distribution Date, an amount equal to the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: M-2 Pass-Through Rate on the excess of the Class HI: M-2 Principal Balance over the Class HI: M-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, (b) any Unpaid Class
HI: M-2 Interest Shortfall and (c) if such Distribution Date is after the Class
HI: M-1 Cross-over Date, but on or prior to the Class HI: M-2 Cross-over Date, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount; provided, however, that on the Class HI: M-1 Cross-over Date, the balance of any amounts that would have been distributable on such date pursuant to clause (c) of the definition of the term "Class HI: M-1 Formula Distribution Amount" (assuming a sufficient Sub-Pool HI Amount Available) but for the operation of the proviso in such definition shall instead be included in clause (c) of this definition; and provided, further, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clause (c) of this definition shall not exceed the Original Class

                                     1-22

HI: M-2 Principal Balance.

     Class HI: M-2 Formula Interest Distribution Amount: As to any Distribution Date, the sum of (a) the amount specified in clause (a) of the definition of the term "Class HI: M-2 Formula Distribution Amount" and (b) the Unpaid Class HI: M-2 Interest Shortfall, if any.

     Class HI: M-2 Formula Liquidation Loss Interest Distribution Amount: As to any Distribution Date, the sum of (a) one month's interest (or, as to the first Distribution Date, interest from and including the Closing Date to but excluding _____) at the Class HI: M-2 Pass-Through Rate on the Class HI: M-2 Liquidation Loss Principal Amount, to be calculated immediately prior to such Distribution Date, and (b) the Unpaid Class HI: M-2 Liquidation Loss Interest Shortfall, if any.

     Class HI: M-2 Interest Deficiency Amount: As to any Distribution Date, the amount, if any, by which (a) the Class HI: M-2 Formula Interest Distribution Amount exceeds (b) the amount available for distribution to the Class HI: M-2 Certificateholders pursuant to Sections 5.3(b)(5)(i) and (ii) on such Distribution Date.

     Class HI: M-2 Interest Shortfall: As to any Distribution Date, the amount, if any, by which (a) the Class HI: M-2 Formula Interest Distribution Amount, exceeds (b) the sum of (1) the amount distributed to Class HI: M-2 Certificateholders on such Distribution Date pursuant to Sections 5.3(b)(5)(i) and (ii), and (2) the amount distributed to Class HI: M-2 Certificateholders on such Distribution Date pursuant to Section 5.3(c).

     Class HI: M-2 Liquidation Loss Interest Shortfall: As to any Distribution Date, the amount, if any, by which the Class HI: M-2 Formula Liquidation Loss Interest Distribution Amount exceeds any amount distributed to Class HI: M-2 Certificateholders on such Distribution Date pursuant to Section 5.3(b)(8)(iv).

     Class HI: M-2 Liquidation Loss Principal Amount: The lesser of (a) the excess, if any, of the Sub-Pool HI Aggregate Liquidation Loss Principal Amount over the Class HI: B Principal Balance, and (b) the Class HI: M-2 Principal Balance.

     Class HI: M-2 Principal Balance: As to any Distribution Date, the Original Class HI: M-2 Principal Balance less all amounts previously distributed to Holders of Class HI: M-2 Certificates in respect of principal.

     Class Principal Balance:  Any of the Class HI: A-1, Class HI: A-2, Class
HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2, Class HE:
A-1 ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE:
A-5, Class HE: A-6, Class HE: M-1, Class HE: M-2, Class HE: B-1 or Class HE: B-2 Principal Balances.

                                     1-23

     Code:  The Internal Revenue Code of 1986, as amended.

     Corporate Trust Office: The principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at _____; the telecopy number for the Corporate Trust Office on the date of the execution of this Agreement is _____.

     Definitive Certificate:  The meaning specified in Section 3.4(g).

     Depositor:  The Seller in its capacity as depositor hereunder.

     Depository: the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of (i) one Class HI: A-1 Certificate evidencing $ _____ in Original Class HI: A-1 Principal Balance,
(ii) one Class HI: A-2 Certificate evidencing $ _____ in Original Class HI: A-2 Principal Balance, (iii) one Class HI: A-3 Certificate evidencing $ _____ in Original Class HI: A-3 Principal Balance, (iv) one Class HI: M-1 Certificate evidencing $ _____ Original Class HI: M-1 Principal Balance, (v) one Class HI:
M-2 Certificate evidencing $ _____ in Original Class HI: M-2 Principal Balance,
(vi) one Class HI: B-1 Certificate evidencing $ _____ in Original Class HI: B-1 Principal Balance, (vii) one Class HI: B-2 Certificate evidencing $ _____ in Original Class HI: B-2 Principal Balance, (viii) one Class HE: A-1 ARM Certificate evidencing $ _____ in Original HE: A-1 ARM Principal Balance; (ix) two Class HE: A-1 Certificates evidencing $ _____ in Original Class HE: A-1 Principal Balance, (x) one Class HE: A-2 Certificate evidencing $ _____ in Original Class HE: A-2 Principal Balance, (xi) one Class HE: A-3 Certificate evidencing $ _____ in Original Class HE: A-3 Principal Balance, (xii) one Class
HE: A-4 Certificate evidencing $ _____ in Original Class HE: A-4 Principal Balance, (xiii) one Class HE: A-5 Certificate evidencing $ _____ in Original Class HE: A-5 Principal Balance, (xiv) one Class HE: A-6 Certificate evidencing $ _____ in Original Class HE: A-6 Principal Balance, (xv) one Class HE: A-7 IO Certificate evidencing an Original Notional Amount of $ _____; (xvii) one Class
HE: M-1 Certificate evidencing $ _____ in Original Class HE: M-1 Principal Balance, (xviii) one Class HE: M-2 Certificate evidencing $ _____ in Original Class HE: M-2 Principal Balance, (xix) one Class HE: B-1 Certificate evidencing $ _____ in Original Class HE: B-1 Principal Balance, and (xx) one Class HE: B-2 Certificate evidencing $ _____ in Original Class HE: B-2 Principal Balance and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: Either the Certificate Depository Agreement or the Note Depository Agreement.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Dissolution Event:  With respect to any General Partner, the withdrawal or

                                     1-24
expulsion of such Person as General Partner of the Trust or the termination or dissolution of such Person, or the occurrence of an Insolvency Event with respect to such Person.

     ERISA:  The meaning assigned to such term in Section 3.4(i).

     Expenses:  The meaning assigned to such term in Section 8.2.

     General Partner: [General Partner] or any subsequent General Partner as permitted by this Agreement.

     Green Tree: Green Tree Financial Corporation, a Delaware corporation, and its successors in interest.

     Indemnified Parties:  The meaning assigned to such term in Section 8.2.

     Insolvency Event: With respect to a specified Person, (a) the commencement of an involuntary case against such Person under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days; or (b) the filing of a decree or entry of an order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; or (c) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     Note Depository Agreement: The agreement among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, dated as of the Closing Date, relating to the Notes, substantially in the form attached as Exhibit B to the Indenture.

     Original Certificate Principal Balance:  $ _____.

     Owner or Certificate Owner: With respect to any Book-Entry Certificate, each Person who is the beneficial owner of a Book-Entry Certificate as reflected in the

                                     1-25
records of the Depository, or if a Depository Participant is not the Certificate Owner, then as reflected in the records of a Person maintaining an account with the Depository (directly or indirectly, in accordance with the rules of the Depository); and with respect to any Definitive Certificate, the Certificateholder.

     Owner Trustee: _____, or its successor in interest, acting not individually but solely as trustee hereunder, and any successor trustee appointed as provided in this Agreement.

     Paying Agent:  Any paying agent or co-paying agent appointed pursuant to
Section 3.9, which initially shall be _____.

     Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Principal Balance of the related Class or, in the case of a Class HE: A-7 IO Certificate, by the Original Notional Amount. The aggregate Percentage Interests for each Class of Certificates shall equal 100%.

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day immediately preceding such Distribution Date.

     Related Documents: The Sale and Servicing Agreement, the Indenture, the Certificates, the Notes, the Administration Agreement, the Certificate Depository Agreement, the Note Depository Agreement and the Underwriting Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of _____ between the Trust and Green Tree, as Seller and as Servicer, as the same may be amended and supplemented from time to time.

     Secretary of State:  The Secretary of State of the State of [Delaware].

     Seller:  Green Tree, or its successor in interest.

     Servicer's Certificate: The Monthly Report delivered by the Servicer to the Owner Trustee pursuant to Section 5.14 of the Sale and Servicing Agreement.

                                     1-26

     Sub-Pool:  Sub-Pool HI or Sub-Pool HE.

     Sub-Pool HE:  The sub-pool comprised of the Home Equity Contracts.

     Sub-Pool HE Aggregate Liquidation Loss Principal Amount: As of any Distribution Date, the excess, if any, of (a) the Sub-Pool HE Certificate Principal Balance as of the preceding Distribution Date (after giving effect to distributions of principal thereon) over (b) the sum of the Pool Scheduled Principal Balance of Sub-Pool HE (excluding the Undelivered Contracts) plus the Sub-Pool HE Pre-Funded Amount as of such preceding Distribution Date.

     Sub-Pool HE Amount Available: As to any Distribution Date, an amount equal to: (a) the sum of (1) the amount on deposit in the Certificate Distribution Account in respect of the Home Equity Contracts as of the close of business on the last day of the preceding Due Period and (2) that portion of the Sub-Pool HI Amount Available (determined without regard to clause (a)(2) of the definition thereof) remaining after payment of the amounts provided for in clauses (1) through (8) of Section 5.3(b) and (3) any amount withdrawn from the Sub-Pool HE Pre-Funding Account pursuant to SECTION 8.08 and deposited in the Certificate Distribution Account, reduced by (b) the sum as of the close of business on the Business Day preceding such Distribution Date of (1) the Amount Held for Future Distribution in respect of the Home Equity Contracts, (2) amounts permitted to be withdrawn by the Trustee from the Certificate Distribution Account in respect of the Home Equity Contracts pursuant to clauses (ii) through (v) of Section 5.3(a), and (3) the amount, if any, withdrawn by the Trustee from the Certificate Distribution Account pursuant to Section 5.3(e) with respect to the immediately preceding Distribution Date.

     Sub-Pool HE Average Sixty-Day Delinquency Ratio Test: To be considered "satisfied" for any Distribution Date, when the arithmetic average of the Sub-Pool HE Sixty-Day Delinquency Ratios for such Distribution Date and for the two immediately preceding Distribution Dates is less than or equal to _____ %.

     Sub-Pool HE Average Thirty-Day Delinquency Ratio Test: To be considered "satisfied" for any Distribution Date, when the arithmetic average of the Sub-Pool HE Thirty-Day Delinquency Ratios for such Distribution Date and for the two immediately preceding Distribution Dates is less than or equal to _____ %.

     Sub-Pool HE Certificate: As Certificate for [Home Improvement and Home Equity] Loans, Series _____, Class HE: A-1 ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6, Class HE: A-7 IO, Class HE: M-1, Class HE: M-2, Class HE: B-1 or Class HE: B-2, executed and delivered by the Trustee substantially in the form of Exhibit B.

     Sub-Pool HE Certificate Principal Balance:  The sum of the Class HE: A-1

                                     1-27

ARM, Class HE: A-1, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5, Class HE: A-6, Class HE: M-1, Class HE: M-2, Class HE: B-1 and Class HE: B-2 Principal Balances.

     Sub-Pool HE Cumulative Realized Loss Ratio: For any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Sub-Pool HE Cumulative Realized Losses for that Distribution Date, and the denominator of which is the Cut-Off Date Pool Principal Balance of Sub-Pool HE.

     Sub-Pool HE Cumulative Realized Losses: As to any Distribution Date, the sum of the Sub-Pool HE Realized Losses for that Distribution Date and each preceding Distribution Date since the Cut-off Date.

     Sub-Pool HE Cumulative Realized Losses Test: To be considered "satisfied" for any Distribution Date, when the Sub-Pool HE Cumulative Realized Loss Ratio as of such Distribution Date is less than or equal to _____ %.

     Sub-Pool HE Current Realized Loss Ratio: As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Sub-Pool HE Realized Losses for such Distribution Date and each of the two immediately preceding Distribution Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance of Sub-Pool HE as of the third preceding Distribution Date and the Pool Scheduled Principal Balance of Sub-Pool HE as of such Distribution Date.

     Sub-Pool HE Current Realized Losses Test: To be considered "satisfied" for any Distribution Date, when the Sub-Pool HE Current Realized Loss Ratio for such Distribution Date is less than or equal to _____ %.

     Sub-Pool HE Formula Principal Distribution Amount: As to any Distribution Date, the sum of:

          (a) all scheduled payments of principal due on each outstanding Home Equity Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Home Equity Contracts; plus

          (c) the aggregate Scheduled Principal Balance of all Home Equity Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Home Equity Contract during the prior Due Period pursuant to bankruptcy proceedings

                                     1-28
     involving the related Obligor; plus

          (d) the aggregate Scheduled Principal Balance of all Home Equity Contracts repurchased, and all amounts deposited in lieu of the repurchase of any Home Equity Contract, during the prior Due Period pursuant to
     Section 3.05(A) or, in the event of a substitution of a Home Equity Contract in accordance with Section 3.05(b), any amount required to be deposited by the Company in the Certificate Distribution Account during the prior Due Period pursuant to Section 3.05(b)(vi); plus

          (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Distribution Account if (1) the Distribution Date occurs on or after the Distribution Date on which the Class HE: B-2 Principal Balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B-2 Guaranty Payment and corresponding reduction in the Class HE:
     B-2 Principal Balance; plus

          (f) on the Distribution Date on or after the last day of the Pre-Funding Period, the Sub-Pool HE Pre-Funded Fixed Rate Amount; minus

          (g) the Class HE: A-1 ARM Formula Principal Distribution Amount.

     Sub-Pool HE Pool Factor: At any time, the percentage derived from a fraction, the numerator of which is the Sub-Pool HE Certificate Principal Balance at such time and the denominator of which is the Original Sub-Pool HE Certificate Principal Balance.

     Sub-Pool HE Pre-Funded Amount: With respect to any date of determination, the sum of the Sub-Pool HE Pre-Funded ARM Amount and the Sub-Pool HE Pre-Funded Fixed Rate Amount.

     Sub-Pool HE Pre-Funded ARM Amount: With respect to any date of determination, the sum of (i) the amount then on deposit in the Pre-Funding ARM Subaccount, after giving effect to any sale of Subsequent Adjustable Rate Home Equity Contracts to the Trust on such date, and (ii) the amount then on deposit in the Undelivered ARM Contract Subaccount, after giving effect to any release of funds to the Company on that date pursuant to Section 8.08(c).

     Sub-Pool HE Pre-Funded Fixed Rate Amount: With respect to any date of determination, the sum of (i) the amount then on deposit in the Sub-Pool HE Pre-Funding Fixed Rate Subaccount, after giving effect to any sale of Subsequent Fixed Rate Home Equity Contracts to the Trust on such date, and (ii) the amount then on deposit in the Undelivered Fixed Rate Contract Subaccount, after giving effect to any release of funds to the Company on that date pursuant to Section 8.08(c).

                                     1-29

     Sub-Pool HE Pre-Funding ARM Subaccount: The account so designated, established and maintained pursuant to SECTION 8.08.

     Sub-Pool HE Pre-Funding Fixed Rate Subaccount: The account so designated, established and maintained pursuant to SECTION 8.08.

     Sub-Pool HE Pre-Funding Account: The account so designated, established and maintained pursuant to SECTION 8.08.

     Sub-Pool HE Realized Losses: As to any Distribution Date, the aggregate Net Liquidation Losses for all Home Equity Contracts that became Liquidated Contracts during the immediately preceding Due Period.

     Sub-Pool HE Senior Percentage:  With respect to the Sub-Pool HE
Certificates:

          (a) as to any Distribution Date prior to the Class HE: B Cross-over Date, 100%;

          (b) as to any Distribution Date on or after the Class HE: B Cross-over Date but on or prior to the Class HE: M-2 Cross-over Date, and on which any Class HE: B Principal Distribution Test is not satisfied, 100%;

          (c) as to any Distribution Date on or after the Class HE: B Cross-over Date but on or prior to the Class HE: M-2 Cross-over Date, and on which each Class HE: B Principal Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the sum of the Class
     HE: A Principal Balance (excluding the Class HE: A-1 ARM Principal Balance), and the Class HE: M Principal Balance as of such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of the immediately preceding Distribution Date less the Scheduled Principal Balance of the Adjustable Rate Home Equity Contracts as of the immediately preceding Distribution Date; and

               (d) as to any Distribution Date after the Class HE: M-2 Cross-over Date, 0%.

     Sub-Pool HE Sixty-Day Delinquency Ratio: As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Home Equity Contracts that were delinquent 60 days or more as of the end of the prior Due Period (including Home Equity Contracts in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of such Distribution Date.

     Sub-Pool HE Thirty-Day Delinquency Ratio: As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Home Equity Contracts that were delinquent 30 days or

                                     1-30
more as of the end of the prior Due Period (including Home Equity Contracts in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HE as of such Distribution Date.

     Sub-Pool HI:  The sub-pool comprised of the Home Improvement Contracts.

     Sub-Pool HI Aggregate Liquidation Loss Principal Amount: As of any Distribution Date, the excess, if any, of (a) the Sub-Pool HI Certificate Principal Balance as of the preceding Distribution Date (after giving effect to distributions of principal thereon) over (b) the Pool Scheduled Principal Balance of Sub-Pool HI plus the Sub-Pool HI Pre-Funded Amount as of such preceding Distribution Date for such preceding Distribution Date.

     Sub-Pool HI Amount Available: As to any Distribution Date, an amount equal to: (a) the sum of (1) the amount on deposit in the Certificate Distribution Account in respect of the Home Improvement Contracts as of the close of business on the last day of the preceding Due Period, (2) that portion of the Sub-Pool HE Amount Available (determined without regard to clause (a)(2) of the definition thereof) remaining after payment of the amounts provided for in clauses (1) through (8) of Section 5.3(d), reduced by (b) the sum as of the close of business on the Business Day preceding such Distribution Date of (1) the Amount Held for Future Distribution in respect of the Home Improvement Contracts, (2) amounts permitted to be withdrawn by the Trustee from the Certificate Distribution Account in respect of the Home Improvement Contracts pursuant to clauses (ii) through (v) of Section 5.3(a), and (3) the amount, if any, withdrawn by the Trustee from the Certificate Distribution Account pursuant to
Section 5.3(c) with respect to the immediately preceding Distribution Date.

     Sub-Pool HI Average Sixty-Day Delinquency Ratio Test: To be considered "satisfied" for any Distribution Date, when the arithmetic average of the Sub-Pool HI Sixty-Day Delinquency Ratios for such Distribution Date and for the two immediately preceding Distribution Dates is less than or equal to _____ %.

     Sub-Pool HI Average Thirty-Day Delinquency Ratio Test: To be considered "satisfied" for any Distribution Date, when the arithmetic average of the Sub-Pool HI Thirty-Day Delinquency Ratios for such Distribution Date and for the two immediately preceding Distribution Dates is less than or equal to _____ %.

     Sub-Pool HI Certificate: A Certificate for [Home Improvement and Home Equity Loans], Series _____, Class HI: A-1, Class HI: A-2, Class HI: A-3, Class
HI: M-1, Class HI: M-2, Class HI: B-1 or Class HI: B-2, executed and delivered by the Trustee substantially in the form of Exhibit B.

     Sub-Pool HI Certificate Principal Balance: The sum of the Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 Principal Balances.

                                     1-31

     Sub-Pool HI Cumulative Realized Loss Ratio: For any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Sub-Pool HI Cumulative Realized Losses for that Distribution Date, and the denominator of which is the Cut-Off Date Pool Principal Balance of Sub-Pool HI.

     Sub-Pool HI Cumulative Realized Losses: As to any Distribution Date, the sum of the Sub-Pool HI Realized Losses for that Distribution Date and each preceding Distribution Date since the Cut-off Date.

     Sub-Pool HI Cumulative Realized Losses Test: To be considered "satisfied" for any Distribution Date, that the Sub-Pool HI Cumulative Realized Loss Ratio as of such Distribution Date is less than or equal to _____ %.

     Sub-Pool HI Current Realized Loss Ratio: As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Sub-Pool HI Realized Losses for such Distribution Date and each of the two immediately preceding Distribution Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance of Sub-Pool HI as of the third preceding Distribution Date and the Pool Scheduled Principal Balance of Sub-Pool HI as of such Distribution Date.

     Sub-Pool HI Current Realized Losses Test: To be considered "satisfied" for any Distribution Date, when the Sub-Pool HI Current Realized Loss Ratio for such Distribution Date is less than or equal to _____ %.

     Sub-Pool HI Formula Principal Distribution Amount: As to any Distribution Date, the sum of:

          (a) all scheduled payments of principal due on each outstanding Home Improvement Contract during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Home Improvement Contracts; plus

          (c) the aggregate Scheduled Principal Balance of all Home Improvement Contracts that became Liquidated Contracts during the prior Due Period plus the amount of any reduction in principal balance of any Home Improvement Contract during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (d) the aggregate Scheduled Principal Balance of all Home Improvement Contracts repurchased during the prior Due Period pursuant to

                                     1-32

     SECTION 3.05(a) or, in the event of a substitution of a Home Improvement Contract in accordance with SECTION 3.05(B), any amount required to be deposited by the Company in the Certificate Distribution Account pursuant to SECTION 3.05(b)(vi); Plus

          (e) on the Post-Funding Distribution Date, the Sub-Pool HI Pre-Funded Amount; plus

          (f) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Distribution Account if (1) the Distribution Date occurs on or after the Distribution Date on which the Class HI: B-2 Principal Balance has been reduced to zero, or (2) such amount was not covered by a Class HI: B-2 Guaranty Payment and corresponding reduction in the Class HI:
     B-2 Principal Balance.

     Sub-Pool HI Pool Factor: At any time, the percentage derived from a fraction, the numerator of which is the Sub-Pool HI Certificate Principal Balance at such time and the denominator of which is the Original Sub-Pool HI Certificate Principal Balance.

     Sub-Pool HI Pre-Funding Account: The account so designated, established and maintained pursuant to SECTION 8.07.

     Sub-Pool HI Realized Losses: As to any Distribution Date, the aggregate Net Liquidation Losses for all Home Improvement Contracts that became Liquidated Contracts during the immediately preceding Due Period.

     Sub-Pool HI Senior Percentage:  With respect to the Sub-Pool HI
Certificates:

          (a) as to any Distribution Date prior to the Class HI: B Cross-over Date, 100%;

          (b) as to any Distribution Date on or after the Class HI: B Cross-over Date but on or prior to the Class HI: M-2 Cross-over Date, and on which any Class HI: B Principal Distribution Test is not satisfied, 100%;

          (c) as to any Distribution Date on or after the Class HI: B Cross-over Date but on or prior to the Class HI: M-2 Cross-over Date, and on which each Class HI: B Principal Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the sum of the Class
     HI: A Principal Balance and the Class HI: M Principal Balance as of such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of the immediately preceding Distribution Date; and

          (d) as to any Distribution Date after the Class HI: M-2 Cross-over Date, 0%.

                                     1-33

     Sub-Pool HI Sixty-Day Delinquency Ratio: As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Home Improvement Contracts that were delinquent 60 days or more as of the end of the prior Due Period (including Home Improvement Contracts in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of such Distribution Date.

     Sub-Pool HI Thirty-Day Delinquency Ratio: As to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Home Improvement Contracts that were delinquent 30 days or more as of the end of the prior Due Period (including Home Improvement Contracts in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the Pool Scheduled Principal Balance of Sub-Pool HI as of such Distribution Date.

                                     1-34

     Trust: The trust created by this Agreement, the estate of which consists of the Trust Property, which trust shall be known as "Green Tree [Home Equity and Home Improvement Trust _____."

     Trust Accounts: The Collection Account, the Reserve Account, the Certificate Distribution Account and the Note Distribution Account.

     Trust Property: The property and proceeds of every description conveyed pursuant to Section 2.5 hereof and Section 2.01 of the Sale and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

     Underwriting Agreement: The Underwriting Agreement and related Terms Agreement, each dated _____, by and among [Underwriter] and Green Tree.

     Unpaid Class HE: A Interest Shortfall: As to each Class of Class HE: A Certificates and any Distribution Date, the amount, if any, of the Class HE: A Interest Shortfall applicable to such Class for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the related Pass-Through Rate.

     Unpaid Class HE: B-1 Interest Shortfall: With respect to the Class HE: B-1 Certificates and any Distribution Date, the amount, if any, of the Class HE: B-1 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE:
B-1 Pass-Through Rate.

     Unpaid Class HE: B-1 Liquidation Loss Interest Shortfall: With respect to the Class HE: B-1 Certificates and any Distribution Date, the amount, if any, of the Class HE: B-1 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE: B-1 Pass-Through Rate.

     Unpaid Class HE: B-2 Interest Shortfall: With respect to the Class HE: B-2 Certificates and any Distribution Date, the amount, if any, of the Class HE: B-2 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE:
B-2 Pass-Through Rate.

     Unpaid Class HE: B-2 Liquidation Loss Interest Shortfall: With respect to the Class HE: B-2 Certificates and any Distribution Date, the amount, if any, of the Class HE: B-2 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE: B-2 Pass-Through Rate.

     Unpaid Class HE: M-1 Interest Shortfall: With respect to the Class HE: M-1 Certificates and any Distribution Date, the amount, if any, of the Class HE: M-1 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE:
M-1 Pass-Through Rate.

     Unpaid Class HE: M-1 Liquidation Loss Interest Shortfall: With respect to the Class HE: M-1 Certificates and any Distribution Date, the amount, if any, of the Class HE: M-1 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE: M-1 Pass-Through Rate.

     Unpaid Class HE: M-2 Interest Shortfall: With respect to the Class HE: M-2 Certificates and any Distribution Date, the amount, if any, of the Class HE: M-2 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon

                                     1-35

(to the extent payment thereof is legally permissible) at the Class HE: M-2 Pass-Through Rate.

     Unpaid Class HE: M-2 Liquidation Loss Interest Shortfall: With respect to the Class HE: M-2 Certificates and any Distribution Date, the amount, if any, of the Class HE: M-2 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HE: M-2 Pass-Through Rate.

     Unpaid Class HI: A Interest Shortfall: As to each Class of Class HI: A Certificates and any Distribution Date, the amount, if any, of the Class HI: A Interest Shortfall applicable to such Class for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the related Pass-Through Rate.

     Unpaid Class HI: B-1 Interest Shortfall: With respect to the Class HI: B-1 Certificates and any Distribution Date, the amount, if any, of the Class HI: B-1 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI:
B-1 Pass-Through Rate.

     Unpaid Class HI: B-1 Liquidation Loss Interest Shortfall: With respect to the Class HI: B-1 Certificates and any Distribution Date, the amount, if any, of the Class HI: B-1 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI: B-1 Pass-Through Rate.

     Unpaid Class HI: B-2 Interest Shortfall: With respect to the Class HI: B-2 Certificates and any Distribution Date, the amount, if any, of the Class HI: B-2 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI:
B-2 Pass-Through Rate.

     Unpaid Class HI: B-2 Liquidation Loss Interest Shortfall: With respect to the Class HI: B-2 Certificates and any Distribution Date, the amount, if any, of the Class HI: B-2 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI: B-2 Pass-Through Rate.

     Unpaid Class HI: M-1 Interest Shortfall: With respect to the Class HI: M-1 Certificates and any Distribution Date, the amount, if any, of the Class HI: M-1 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI:
M-1 Pass-Through Rate.

     Unpaid Class HI: M-1 Liquidation Loss Interest Shortfall: With respect to the Class HI: M-1 Certificates and any Distribution Date, the amount, if any, of the Class

                                     1-36

HI: M-1 Liquidation Loss Interest Shortfall for the prior PDistribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI: M-1 Pass-Through Rate.

     Unpaid Class HI: M-2 Interest Shortfall: With respect to the Class HI: M-2 Certificates and any Distribution Date, the amount, if any, of the Class HI: M-2 Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI:
M-2 Pass-Through Rate.

     Unpaid Class HI: M-2 Liquidation Loss Interest Shortfall: With respect to the Class HI: M-2 Certificates and any Distribution Date, the amount, if any, of the Class HI: M-2 Liquidation Loss Interest Shortfall for the prior Distribution Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class HI: M-2 Pass-Through Rate.

                                     1-37

     SECTION 1.2.  Usage of Terms.

     With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation." To the extent that definitions are contained in this Agreement, or in any such certificate or other document, such definitions shall control.

     SECTION 1.3.  Calculations.

     All calculations of the amount of interest accrued on the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 1.4.  Section References.

     All references to Articles, Sections, paragraphs, subsections, clauses, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     SECTION 1.5.  Action by or Consent of Certificateholders.

     (a) Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by a majority of the Certificateholders voting together. Except as expressly provided herein, any written notice or consent of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of the Certificates evidencing not less than a majority of the Certificate Principal Balance represented by the Certificates at the time of the delivery of such notice.

     (b) Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Certificateholders, any Certificate owned by or registered in the name of [General Partner], Green Tree or any Affiliate thereof shall be deemed not to be outstanding and the Certificate Principal Balance represented thereby shall not be taken into account in determining whether the requisite percentage of the Certificate Principal Balance necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Owner Trustee is entitled to

                                     1-38
rely upon any such action or consent, only Certificates which the Owner Trustee knows to be so owned shall be so disregarded.






                                     1-39

                                  ARTICLE II

                               CREATION OF TRUST

     SECTION 2.1.  Creation of Trust.

     There is hereby formed a trust to be known as "Green Tree [Home Equity & Home Improvement] Trust _____," in which name the Trust may conduct business, make and execute contracts and other instruments and sue and be sued.

     SECTION 2.2.  Office.

     The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in [Delaware] as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

     SECTION 2.3.  Purposes and Powers.

     The sole purpose of the Trust is to conserve the Trust Property and collect and disburse the periodic income therefrom for the use and benefit of the Owners and the Noteholders, and in furtherance of such purpose the Trust shall have the power and authority, to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

          (ii) with the proceeds of the sale of the Notes and the Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement;

          (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Property to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Property released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Related Documents to which it is or is to be a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of

                                      2-1
     the Trust Property and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities and any activities that are necessary or incidental thereto. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents. Similarly, the Owner Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of this Section.

     SECTION 2.4.  Appointment of Owner Trustee.

     The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute, and the Owner Trustee hereby accepts such appointment.

     SECTION 2.5.  Initial Capital Contribution of Trust Estate.

     The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 2.6.  Declaration of Trust.

     The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the interests and rights in the Trust Property granted to other Persons by the Related Documents. It is the intention and agreement of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention and agreement of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Contracts and other assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. None of the parties hereto shall make the election provided in Treasury Regulation (S) 301.7701-3(c) to have the Trust classified as an association taxable as a corporation. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the

                                      2-2
characterization of the Trust as a partnership for such tax purposes. On or before the date hereof, the Owner Trustee shall file in the Office of the Secretary of State the Certificate of Trust required by Section 3810(a) of the Business Trust Statute, to be effective on the Closing Date. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION 2.7.  Liability of the Owners.

     (a) The General Partner shall be liable directly to indemnify each injured party for all actions, suits, losses, claims, damages, liabilities, taxes and expenses of the Trust, to the extent not paid out of the Trust Property, to the extent that such Person would be liable if the Trust were a partnership under the [Delaware Revised Uniform Limited Partnership Act] and such Person were a general partner; provided, however, that the General Partner shall not be liable for any losses incurred by a Certificate Owner in the capacity of an investor in the Certificates or a Note Owner in the capacity of an investor in the Notes; provided, further, that the General Partner shall not be liable to indemnify any injured party if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisos to the preceding sentence for which the General Partner shall not be liable) shall be deemed third party beneficiaries of this paragraph.

     (b) No Owner, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any Related Document.

     SECTION 2.8.  Title to Trust Property.

     (a) Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     (b) The Owners shall not have legal title to any part of the Trust Property. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                                      2-3

     SECTION 2.9.  Situs of Trust.

     The Trust will be located and administered in the State of [Delaware]. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of [Delaware] or the State of Minnesota. The Trust shall not have any employees in any state other than [Delaware]; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or without the State of [Delaware]. Payments will be received by the Trust only in [Delaware], and payments will be made by the Trust only from [Delaware]. The only office of the Trust will be at the Corporate Trust Office in [Delaware].

     SECTION 2.10. Representations and Warranties of the Depositor and [General Partner].

     (a) By execution of this Agreement, the Depositor makes the following representations and warranties with respect to itself on which the Owner Trustee relies in accepting the Trust Property in trust and issuing the Certificates.

          (i) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

          (ii) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

          (iii) Power and Authority; Binding Obligations. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action. When executed and delivered, this Agreement and the Related Documents will constitute the legal, valid and binding obligations of the Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (iv) No Consent Required. No consent, license, approval or authorization or registration or declaration with any Person or with any governmental authority, bureau or agency is required in connection with the


                                      2-4
     execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (v) No Violation. The consummation of the transactions contemplated by this Agreement and the Depositor's Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or bylaws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

          (vi) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

     (b) By execution of this Agreement [General Partner] makes the following representations and warranties with respect to itself on which the Owner Trustee relies in accepting the Trust Property in trust and issuing the Certificates.

          (i) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

          (ii) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

                                      2-5

          (iii) Power and Authority; Binding Obligation. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action. When executed and delivered, this Agreement and the Related Documents will constitute the legal, valid and binding obligations of [General Partner] enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (iv) No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (v) No Violation. The consummation of the transactions contemplated by this Agreement and [General Partner]'s Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or bylaws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

          (vi) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.


                                      2-6

     SECTION 2.11.  Federal Income Tax Allocations.

     Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

          (a) among the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of the Certificate Principal Balance on such date, an amount of net income up to the sum of
     (i) the interest payable in respect of the Certificates for such month pursuant to Section 5.2(a), and (ii) the portion of the market discount on the Contracts accrued during such month that is allocable to the excess of the Original Certificate Principal Balance over their initial aggregate issue price; and

          (b) next, to the General Partner to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b). Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the General Partner to the extent the General Partner is reasonably expected to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Certificates on such Record Date until the total amount of losses allocated to the Certificateholders pursuant to this
Section 2.11 plus the total principal amount distributed to the Certificateholder(s) equals the Original Certificate Principal Balance of the Certificates, and any remaining net losses shall be allocated to the General Partner. The General Partner is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the General Partner, the Certificateholders, or to comply with the provisions of the Code and the accompanying Treasury Regulations.

     SECTION 2.12.  Covenants of the General Partner.

     The General Partner agrees and covenants for the benefit of each Owner and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

          (a) it shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, in whole or in part, its general partnership interest in the Trust;


                                      2-7

          (b) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its articles of incorporation and the Related Documents;

          (c) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

          (d) it shall obtain from each counterparty to each Related Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 9.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; and

          (e) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

     SECTION 2.13.  Covenants of the Certificate Owners.

     Each Certificate Owner by becoming a beneficial owner of a Book-Entry Certificate agrees:

          (a) to be bound by the terms and conditions of the Certificates of which such Owner is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of an

                                      2-8

     Owner as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee and all other Owners present and future.

          (b) to hereby appoint the General Partner as such Owner's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as holder of an interest in the Trust. Each Owner also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust.

          (c) if such Owner is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer.

          (d) until the completion of the events specified in Section 9.1(e), not to, for any reason, institute proceedings for the Trust, the Seller or the General Partner to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, the Seller or the General Partner, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust, the Seller or the General Partner or a substantial part of its property, or cause or permit the Trust, the Seller or the General Partner to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                      2-9

                                  ARTICLE III

                                THE CERTIFICATES

     SECTION 3.1.  Initial Ownership.

     Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

     SECTION 3.2.  The Certificates.

     The Class HI: A, the Class HI: M-1, the Class HI: M-2, the Class HI: B-1, the Class HI: B-2, the Class HE: A, the Class HE: M-1, the Class HE: M-2, the Class HE: B-1 and the Class HE: B-2 Certificates shall be substantially in the forms set forth in Exhibit B, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Company. The Certificates shall be evidenced by (i) one or more Class HI: A-1 Certificates representing $ _____ in Original Class HI: A-1 Principal Balance, (ii) one or more Class HI: A-2 Certificates representing $ _____ in Original Class HI: A-2 Principal Balance, (iii) one or more Class HI: A-3 Certificates representing $ _____ in Original Class HI: A-3 Principal Balance, (iv) one or more Class HI: M-1 Certificates representing $ _____ in Original Class HI: M-1 Principal Balance,
(v) one or more Class HI: M-2 Certificates representing $ _____ in Original Class HI: M-2 Principal Balance, (vi) one or more Class HI: B-1 Certificates representing $ _____ in Original Class HI: B-1 Principal Balance, (vii) one or more Class HI: B-2 Certificates representing $ _____ in Original Class HI: B-2 Principal Balance, (viii) one or more Class HE: A-1 ARM Certificates representing $ _____ in Original Class HE: A-1 ARM Principal Balance, (ix) one or more Class HE: A-1 Certificates representing $ _____ in Original Class HE: A-1 Principal Balance, (x) one or more Class HE: A-2 Certificates representing $ _____ in Original Class HE: A-2 Principal Balance, (xi) one or more Class HE: A-3 Certificates representing $ _____ in Original Class HE: A-3 Principal Balance,
(xii) one or more Class HE: A-4 Certificates representing $ _____ in Original Class HE: A-4 Principal Balance, (xiii) one or more Class HE: A-5 Certificates representing $ _____ in Original Class HE: A-5 Principal Balance; (xiv) one or more Class HE: A-6 Certificates representing $ _____ in Original Class HE: A-6 Principal Balance; (xv) one or more Class HE: A-7 IO Certificates representing $ _____ in Original Class HE: A-7 IO Notional Amount; (xvi) one or more Class HE:
M-1 Certificates representing $ _____ in Original Class HE: M-1 Principal Balance, (xvii) one or more Class HE: M-2 Certificates representing $ _____ in Original Class HE: M-2 Principal Balance, (xviii) one or more Class HE: B-1 Certificates representing $ _____ in Original Class HE: B-1 Principal Balance, and (xix) one or more Class HE: B-2 Certificates representing $ _____ in Original Class HE: B-2 Principal Balance, beneficial ownership of such Classes of Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000.

     The Certificates shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate, or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their

                                      3-1
execution, except for those Certificates executed on the Closing Date, which shall be dated the Closing Date.

     SECTION 3.3.  Authentication of Certificates.

     Simultaneously with the sale, assignment and transfer to the Trust of the Contracts and the delivery to the Trust of the Contract Files and the other Trust Property pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause Certificates in authorized denominations in an aggregate principal amount equal to the Certificate Principal Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the order of the Depositor. No Certificate shall entitle its Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. _____ is hereby initially appointed Authentication Agent. All Certificates shall be dated the date of their authentication.

     SECTION 3.4.  Registration of Transfer and Exchange of Certificates.

     (a) The Certificate Registrar shall maintain, or cause to be maintained, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in

                                      3-2
which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. The Owner Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this Agreement.

     (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate proportion of Certificate Principal Balance dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

     (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (e) Except as provided in paragraph (g) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred by the Owner Trustee except to a successor depository designated pursuant to paragraph (f) below; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Owner Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners for purposes of exercising the rights of Holders under this Agreement (and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners); and (vi) the Owner Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the

                                      3-3

Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     (f) If the Administrator, the Servicer or the Depository advises the Owner Trustee in writing that the Depository is no longer willing or able properly to discharge its duties as Depository, the Owner Trustee shall so notify the Depository and demand the return of all Certificates held by the Depository.
The Certificate Registrar shall thereupon register the transfer of such Certificates to a successor Depository named by the Seller and acceptable to the Servicer and the Owner Trustee.

     (g) If (x)(i) the Administrator, the Servicer or the Depository advises the Owner Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Administrator, the Seller or the Servicer is unable to locate a qualified successor, (y) the Administrator at its sole option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) upon the occurrence of a Servicer Termination Event, Certificateholders representing a majority of the Certificate Principal Balance advise the Owner Trustee through the Depository that the continuation of a book-entry system is no longer in the best interests of the Certificate Owners of such class or classes of Certificates, the Owner Trustee shall notify all Certificate Owners of such class or classes, as applicable, through the Depository of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Owner Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Owner Trustee shall issue the Definitive Certificates in accordance with such instructions. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Seller shall pay all expenses incurred in connection with the notification of Certificate Owners and the issuance of Definitive Certificates hereunder. Upon the issuance of Definitive Certificates the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (h) On or prior to the Closing Date, there shall be delivered to the Depository one Class HI: A-1 Certificate, one Class HI: A-2 Certificate, one Class HI: A-3 Certificate, one Class HI: M-1 Certificate, one Class HI: M-2 Certificate, one Class HI: B-1 Certificate, one Class HI: B-2 Certificate, one Class HE: A-1 ARM Certificate, two Class HE: A-1 Certificates, one Class HE: A-2 Certificate, one Class HE: A-3 Certificate, one Class HE: A-4 Certificate, one Class HE: A-5 Certificate, one Class HE: A-6 Certificate, one Class HE: A-7 IO Certificate, one Class HE: M-1 Certificate, one Class HE: M-2 Certificate, one Class HE: B-1 Certificate and one Class HE: B-2 Certificate each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class Principal Balance of each Class, respectively. Each such Certificate registered in the name of the Depositary's nominee shall bear the following legend:

                                      3-4

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Owner Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     (i) The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1985, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     (j) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1940, as amended, or the exemption provisions of ERISA; provided, however, that if a certificate is specifically required to be delivered to the Owner Trustee by a purchaser or transferee of a Certificate, the Owner Trustee shall be under a duty to examine the same to determine whether it conforms to the requirements of this Agreement and shall promptly notify the party delivering the same if such certificate does not so conform.

     (k) Notwithstanding the preceding provisions of this Section, the Owner Trustee shall not be required to make, and the Certificate Registrar shall not be required to register, transfers or exchanges of Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificate.

     SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or the Authentication Agent shall authenticate and deliver), in exchange for or in lieu

                                      3-5
of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and portion of Certificate Principal Balance. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.6.  Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     SECTION 3.7.  Access to List of Certificateholders' Names and Addresses.

     The Owner Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Owner Trustee of a written request therefor, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If Definitive Certificates have been issued and three or more Certificateholders of a class, or one or more Certificateholders evidencing not less than 25% of the Certificate Principal Balance (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Servicer or the Owner Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

     SECTION 3.8.  Maintenance of Office or Agency.

     The Owner Trustee shall maintain in _____, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect

                                      3-6
of the Certificates and the Related Documents may be served. The Owner Trustee initially designates its principal corporate trust office in _____ for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office of agency.

     SECTION 3.9.  Appointment of Paying Agent.

     The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be _____. _____ shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that _____ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).
The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Paying Agent for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                      3-7

                                  ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

     SECTION 4.1.  Restriction on Power of Certificate Owner and
Certificateholder.

     No Certificate Owner or Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

     SECTION 4.2. Prior Notice to Certificateholders with Respect to Certain Matters.

     The Owner Trustee shall not take any of the following actions, unless at least 30 days (or such shorter period as shall be required under the circumstances) before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

          (a) the election by the Trust to file an amendment to the Certificate of Trust unless such amendment is required to be filed under the Business Trust Statute or unless such amendment would not materially and adversely affect the interests of the Certificate Owners;

          (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required unless such amendment would not materially and adversely affect the interests of the Certificate Owners; or

          (c) the amendment, change or modification of the Administration Agreement, unless such amendment would not materially and adversely affect the interests of the Certificate Owners.

     SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy.

     The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

                                      4-1

     SECTION 4.4.  Restrictions on Certificateholders' Power.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Related Document, unless the Certificateholders are the instructing party pursuant to Section 6.3 and unless a Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement and unless Certificateholders evidencing not less than 25% of the Certificate Principal Balance represented by the Certificates shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, each and every Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

                                      4-2

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     SECTION 5.1.  Trust Accounts.

     (a) On or prior to the Closing Date, the Depositor shall cause the Servicer to establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders as provided in Section 6.01(d) of the Sale and Servicing Agreement. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee, so long as the Indenture Trustee is acting as Paying Agent under
Section 3.9.

     (b) The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     (c) All amounts held in the Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Owner Trustee in Eligible Investments pursuant to the written instructions of the Administrator that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Certificate Distribution Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Owner Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Owner Trustee's interest has been sent to the Owner Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities, and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation in New York or Delaware, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Owner Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Owner Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Owner Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Owner Trustee in a manner which complies

                                      5-1
with this Section 5.1. All interest, dividends, gains upon sale and other income from, or earnings on investment of funds in the Certificate Distribution Account shall be distributed on the next Distribution Date pursuant to Section 5.2(a). The Seller shall deposit in the Certificate Distribution Account an amount equal to any net loss on such investments immediately as realized.

     SECTION 5.2.  Monthly Payments on Certificates

     (a) Subject to the terms of this Article V, each holder of a Certificate as of a Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates of a Class with an aggregate Percentage Interest of at least 5% of such Class and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date), the sum equal to such Certificateholder's Percentage Interest of the Class HI: A-1 Distribution Amount, the Class HI: A-2 Distribution Amount, the Class HI: A-3 Distribution Amount, the Class HI: M-1 Distribution Amount plus any amounts distributable pursuant to Sections 5.3(b)(8)(i) and 5.3(c), the Class HI: M-2 Distribution Amount plus any amounts distributable pursuant to Sections 5.3(b)(8)(ii) and 5.3(c), the Class HI: B-1 Distribution Amount plus any amounts distributable pursuant to Sections 5.3(b)(8)(iii) and 5.3(c), the Class HI: B-2 Distribution Amount plus any amounts distributable pursuant to Section 5.3(b)(8)(iv), any Class HI: B-2 Guaranty Payment, the Class HE: A-1 ARM Distribution Amount, the Class HE: A-1 Distribution Amount, the Class HE: A-2 Distribution Amount, the Class HE: A-3 Distribution Amount, the Class HE: A-4 Distribution Amount, the Class HE: A-5 Distribution Amount, the Class HE: A-6 Distribution Amount, the Class HE: A-7 IO Distribution Amount, the Class HE: M-1 Distribution Amount plus any amounts distributable pursuant to Sections 5.3(d)(8)(i) and 5.3(e), the Class HE: M-2 Distribution Amount plus any amounts distributable pursuant to Sections 5.3(d)(8)(ii) and 5.3(e), the Class HE: B-1 Distribution Amount plus any amounts distributable pursuant to Sections 5.3(d)(8)(iii) and 5.3(e), the Class HE: B-2 Distribution Amount plus any amounts distributable pursuant to Section 5.3(d)(8)(iv), or any Class HE: B-2 Guaranty Payment, as applicable. Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar nor the Company shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates as set forth in Exhibit B hereto.

                                      5-2

     (c) The Trustee shall either act as the paying agent or appoint an Eligible Institution to be the paying agent (in either such case, the "Paying Agent") to make the payments to the Certificateholders required hereunder. The Trustee's corporate trust operations department, with an office at _____, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.

                                      5-3

     SECTION 5.3.  Application of Funds in Certificate Distribution Account.

     (a) On each Payment Date the Owner Trustee or the Paying Agent will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 5.14 of the Sale and Servicing Agreement, distribute to Certificateholders, on a pro rata basis to the extent of the funds available, amounts deposited in the Certificate Distribution Account to make payments in the amounts and in the manner provided for in Sections 5.3(b) and 5.3(d) below.

     (b) On each Distribution Date, the Trustee shall apply the Sub-Pool HI Amount Available (as determined on the immediately preceding Determination Date) in the Certificate Distribution Account to make payment in the following order of priority, subject to the last sentence of this Section 5.3(b):

          (1) if neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay, with respect to the Home Improvement Contracts, the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to SECTION 7.03;

          (2) to pay the Class HI: A Formula Interest Distribution Amount as follows (and in the following order of priority):

               (i) the amount in clause (a)(1) of the definition of Class HI: A Formula Distribution Amount to the Class HI: A-1 Certificateholders; the amount in clause (a)(2) of the definition of Class HI: A Formula Distribution Amount to the Class HI: A-2 Certificateholders; the amount in clause (a)(3) of the definition of Class HI: A Formula Distribution Amount to the Class HI: A-3 Certificateholders; or, if the Sub-Pool HI Amount Available is less than the amount necessary to pay all Class HI: A Formula Interest Distribution Amounts, pro rata to each Class of Class HI: A Certificates in accordance with their respective entitlements to interest; and

               (ii) to each Class of Class HI: A Certificates the amount, if any, of the Unpaid Class HI: A Interest Shortfall of such Class, or, if the remaining Sub-Pool HI Amount Available is less than the amount necessary to pay all Unpaid Class HI: A Interest Shortfalls, pro rata to each Class of Class HI: A Certificates based on the Unpaid Class HI: A Interest Shortfall of each such Class;

          (3) after payment of the amounts specified in clauses (1) and (2) above, to pay principal in respect of the Class HI: A Certificates as follows:

               (i) if there is a Class HI: A Liquidation Loss Principal Amount as to such Distribution Date, the remaining Sub-Pool HI Amount Available, pro rata to each Class of Class HI: A Certificates based on the Class Principal Balance of each Class (but in no event shall such amount exceed the Class Principal Balance of any such Class); and

               (ii) if there is no Class HI: A Liquidation Loss Principal Amount as to such Distribution Date:

               (A) if such Distribution Date is on or prior to the Class HI: A-1 Cross-over Date, the Sub-Pool HI Senior Percentage of

                                      5-4
     the Sub-Pool HI Formula Principal Distribution Amount to the Class HI: A-1 Certificateholders, but in no event more than is necessary to reduce the Class HI: A-1 Principal Balance to zero;

               (B) if such Distribution Date is on or after the Class HI: A-1 Cross-over Date, but on or prior to the Class HI: A-2 Cross-over Date, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount to the Class HI: A-2 Certificateholders (reduced, if such Distribution Date is on the Class HI: A-1 Cross-over Date, by that portion of the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount to be distributed to the Class HI: A-1 Certificateholders on such date in accordance with clause (A) above), but in no event more than is necessary to reduce the Class HI: A-2 Principal Balance to zero; and

               (C) if such Distribution Date is on or after the Class HI: A-2 Cross-over Date, but on or prior to the Class HI: A-3 Cross-over Date, the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount to the Class HI: A-3 Certificateholders (reduced, if such Distribution Date is on the Class HI: A-2 Cross-over Date, by that portion of the Sub-Pool HI Senior Percentage of the Sub-Pool HI Formula Principal Distribution Amount to be distributed to the Class HI: A-2 Certificateholders on such date in accordance with clause (B) above), but in no event more than is necessary to reduce the Class HI: A-3 Principal Balance to zero.

          (4) after payment of the amounts specified in clauses (1) through (3) above, to the Class HI: M-1 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HI: M-1 Formula Distribution Amount;

               (ii)  any Unpaid Class HI: M-1 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HI: M-1 Formula Distribution Amount;

          (5) after payment of the amounts specified in clauses (1) through (4) above, to the Class HI: M-2 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HI: M-2 Formula Distribution Amount;

                                      5-5

               (ii)  any Unpaid Class HI: M-2 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HI: M-2 Formula Distribution Amount;

          (6) after payment of the amounts specified in clauses (1) through (5) above, to the Class HI: B-1 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HI: B-1 Formula Distribution Amount;

               (ii)  any Unpaid Class HI: B-1 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HI: B-1 Formula Distribution Amount;

          (7) after payment of the amounts specified in clauses (1) through (6) above, to the Class HI: B-2 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HI: B-2 Formula Distribution Amount;

               (ii)  any Unpaid Class HI: B-2 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HI: B-2 Formula Distribution Amount;

          (8) after payment of the amounts specified in clauses (1) through (7) above, to the Class HI: M and Class HI: B Certificateholders as follows (and in the following order of priority):

               (i) to the Class HI: M-1 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term "Class HI: M-1 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HI: M-1 Liquidation Loss Interest Shortfall;

               (ii) to the Class HI: M-2 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term "Class HI: M-2 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HI: M-2 Liquidation Loss Interest Shortfall;

               (iii) to the Class HI: B-1 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term

                                      5-6

     "Class HI: B-1 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HI: B-1 Liquidation Loss Interest Shortfall; and

               (iv) to the Class HI: B-2 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term "Class HI: B-2 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HI: B-2 Liquidation Loss Interest Shortfall;

          (9) after payment of the amounts specified in clauses (1) through (8), above, if the Sub-Pool HE Amount Available for such Distribution Date (determined without regard to clause (a)(2) of the definition thereof) is less than the amounts provided for in clauses (1) through (8) of Section 5.3(d), to add to the Sub-Pool HE Amount Available the amount of such deficiency (or the remaining Sub-Pool HI Amount Available, if less);

          (10) if the Company or a wholly owned subsidiary of the Company is the Servicer, to pay the Servicer the Monthly Servicing Fee with respect to the Home Improvement Contracts;

          (11) to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums in respect of FHA-Insured Contracts not paid by the Company and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

          (12) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made with respect to the Home Improvement Contracts in respect of current or prior Distribution Dates;

          (13)  [Reserved];

          (14) to reimburse the Company for any prior unreimbursed Class HI: B-2 Guaranty Payments;

          (15) to pay the Class HI: B-2 Guarantee Fee to the Company; and

          (16) to pay the remainder, if any, of the Sub-Pool HI Amount Available to the [Company].

     (c) If the applicable Monthly Report indicates a Class HI: M-1 Interest Deficiency Amount, a Class HI: M-2 Interest Deficiency Amount and/or a Class HI:
B-1 Interest Deficiency Amount for such Distribution Date, the Trustee shall, provided that there is no Class HI: A Interest Shortfall for such Distribution Date, withdraw from the Certificate Distribution Account (to the extent of funds on deposit therein in respect of Home Improvement Contracts two Business Days prior to such Distribution Date, after taking into account the distribution of the Sub-Pool

                                      5-7

HI Amount Available pursuant to Section 5.3(b) and any Class HI: B-2 Guaranty Payment to be distributed on such Distribution Date) an amount equal to the lesser of (i) the excess of such funds, after giving effect to any payment required as of the next succeeding Distribution Date under Section 5.3(b)(1), over the amount payable to Class HI: A Certificateholders on the next succeeding Distribution Date under clauses (a) and (b) of the definition of Class HI: A Formula Distribution Amount and (ii) the sum of the Class HI: M-1 Interest Deficiency Amount, the Class HI: M-2 Interest Deficiency Amount and the Class
HI: B-1 Interest Deficiency Amount, and distribute such amount, first, to the Class HI: M-1 Certificateholders up to the amount of any Class HI: M-1 Interest Deficiency Amount, then to the Class HI: M-2 Certificateholders up to the amount of any Class HI: M-2 Interest Deficiency Amount, and then to the Class HI: B-1 Certificateholders up to the amount of any Class HI: B-1 Interest Deficiency Amount.

     (d) On each Distribution Date, the Trustee shall apply the Sub-Pool HE Amount Available (as determined on the immediately preceding Determination Date) in the Certificate Distribution Account to make payment in the following order of priority, subject to the last sentence of this Section 5.3(d):

          (1) if neither the Company nor a wholly owned subsidiary of the Company is the Servicer, to pay, with respect to the Home Equity Contracts, the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to SECTION 7.03;

          (2) to pay the Class HE: A Formula Interest Distribution Amount as follows (and in the following order of priority):

               (i) the amount in clause (a)(1) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-1 ARM Certificateholders; the amount in clause (a)(2) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-1 Certificateholders; the amount in clause (a)(3) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-2 Certificateholders; the amount in clause (a)(4) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-3 Certificateholders; the amount in clause (a)(5) of the definition of Class
     HE: A Formula Distribution Amount to the Class HE: A-4 Certificateholders; the amount in clause (a)(6) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-5 Certificateholders; the amount in clause (a)(7) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-6 Certificateholders; the amount in clause (a)(8) of the definition of Class HE: A Formula Distribution Amount to the Class HE: A-7 IO Certificateholders; or, if the Sub-Pool HE Amount Available is less than the amount necessary to pay all Class HE: A Formula Interest Distribution Amounts, pro rata to each Class of Class HE: A Certificates in accordance with their respective entitlements to interest; and

                                      5-8

               (ii) to each Class of Class HE: A Certificates the amount, if any, of the Unpaid Class HE: A Interest Shortfall of such Class or, if the remaining Sub-Pool HE Amount Available is less than the amount necessary to pay all Unpaid Class HE: A Interest Shortfalls, pro rata to each Class of Class HE: A Certificates based on the Unpaid Class
          HE: A Interest Shortfall of each such Class;

          (3) after payment of the amounts specified in clauses (1) and (2) above, to pay principal in respect of the Class HE: A Certificates as follows:

               (i) if there is a Class HE: A Liquidation Loss Principal Amount as to such Distribution Date, the remaining Sub-Pool HE Amount Available, pro rata to each Class of Class HE: A Certificates (other than the Class A-7 IO Certificates) based on the Class Principal Balance of each Class (but in no event shall such amount for any Class exceed the Class Principal Balance of any such Class); and

               (ii) if there is no Class HE: A Liquidation Loss Principal Amount as to such Distribution Date, and if such Distribution Date is on or prior to the Class HE: A-6 Cross-over Date, the remaining Sub-Pool HE Amount Available up to the Class HE: A Formula Principal Distribution Amount as follows:

                     (A) if the remaining Sub-Pool HE Amount Available is less than the Class HE: A Formula Principal Distribution Amount, then pro rata to each Class of Class HE: A Certificates (other than the Class
          HE: A-7 IO Certificates) based upon the amounts that would have been distributed pursuant to clause (B), below, had the remaining Sub-Pool HE Amount Available been equal to the Class HE: A Formula Principal Distribution Amount;

                     (B) if the remaining Sub-Pool HE Amount Available is not less than the Class HE: A Formula Principal Distribution Amount, then

                         (a) to the Class HE: A-1 ARM Certificateholders, the
               Class HE: A-1 ARM Formula Principal Distribution Amount;

                         (b) to the Class HE: A-6 Certificateholders, the Class
               HE: A-6 Lockout Pro Rata Distribution Amount, if any, but in no event more than is necessary to reduce the Class HE: A-6 Principal Balance to zero;

                         (c) if such Distribution Date is on or prior to the
               Class HE: A-1 Cross-over Date, to the Class HE: A-1

                                      5-9

               Certificateholders, but in no event more than is necessary to reduce the Class HE: A-1 Principal Balance to zero;

                         (d) if such Distribution Date is on or after the Class
               HE: A-1 Cross-over Date, but on or prior to the Class HE: A-2 Cross-over Date, to the Class HE: A-2 Certificateholders, but in no event more than is necessary to reduce the Class HE: A-2 Principal Balance to zero;

                         (e) if such Distribution Date is on or after the Class
               HE: A-2 Cross-over Date, but on or prior to the Class HE: A-3 Cross-over Date, to the Class HE: A-3 Certificateholders, but in no event more than is necessary to reduce the Class HE: A-3 Principal Balance to zero;

                         (f) if such Distribution Date is on or after the Class
               HE: A-3 Cross-over Date, but on or prior to the Class HE: A-4 Cross-over Date, to the Class HE: A-4 Certificateholders, but in no event more than is necessary to reduce the Class HE: A-4 Principal Balance to zero;

                         (g) if such Distribution Date is on or after the Class
               HE: A-4 Cross-over Date, but on or prior to the Class HE: A-5 Cross-over Date, to the Class HE: A-5 Certificateholders, but in no event more than is necessary to reduce the Class HE: A-5 Principal Balance to zero;

                         (h) if such Distribution Date is on or after the Class
               HE: A-5 Cross-over Date, but on or prior to the Class HE: A-6 Cross-over Date, to the Class HE: A-6 Certificateholders, but in no event more than is necessary (after taking into account any distribution to the Class HE: A-6 Certificateholders pursuant to clause (b) above) to reduce the Class HE: A-6 Principal Balance to zero.

          (4) after payment of the amounts specified in clauses (1) through (3) above, to the Class HE: M-1 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HE: M-1 Formula Distribution Amount;

               (ii)  any Unpaid Class HE: M-1 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HE:
     M-1 Formula Distribution Amount;

                                     5-10

          (5) after payment of the amounts specified in clauses (1) through (4) above, to the Class HE: M-2 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HE: M-2 Formula Distribution Amount;

               (ii)  any Unpaid Class HE: M-2 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HE: M-2 Formula Distribution Amount;

          (6) after payment of the amounts specified in clauses (1) through (5) above, to the Class HE: B-1 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HE: B-1 Formula Distribution Amount;

               (ii)  any Unpaid Class HE: B-1 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HE: B-1 Formula Distribution Amount;

          (7) after payment of the amounts specified in clauses (1) through (6) above, to the Class HE: B-2 Certificateholders as follows (and in the following order of priority):

               (i) the amount in clause (a) of the definition of Class HE: B-2 Formula Distribution Amount;

               (ii)  any Unpaid Class HE: B-2 Interest Shortfall; and

               (iii) the amount in clause (c) of the definition of Class HE:
     B-2 Formula Distribution Amount;

          (8) after payment of the amounts specified in clauses (1) through (7) above, to the Class HE: M and Class HE: B Certificateholders as follows (and in the following order of priority):

               (i) to the Class HE: M-1 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term "Class HE: M-1 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HE: M-1 Liquidation Loss Interest Shortfall;

               (ii)  to the Class HE: M-2 Certificateholders, first an amount

                                     5-11
     equal to the amount specified in clause (a) of the definition of the term "Class HE: M-2 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HE: M-2 Liquidation Loss Interest Shortfall;

               (iii) to the Class HE: B-1 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term "Class HE: B-1 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HE: B-1 Liquidation Loss Interest Shortfall; and

               (iv) to the Class HE: B-2 Certificateholders, first an amount equal to the amount specified in clause (a) of the definition of the term "Class HE: B-2 Formula Liquidation Loss Interest Distribution Amount" and then to any Unpaid Class HE: B-2 Liquidation Loss Interest Shortfall.

           (9) after payment of the amounts specified in clauses (1) through
     (10) above, if the Sub-Pool HI Amount Available for such Distribution Date (determined without regarding to clause (a)(2) of the definition thereof) is less than the amounts provided for in clauses (1) through (8) of Section 5.3(b), to add to the Sub-Pool HI Amount Available the amount of such deficiency (or the remaining Sub-Pool HE Amount Available, if less).

          (10) if the Company or a wholly owned subsidiary of the Company is the Servicer, to pay the Servicer the Monthly Servicing Fee with respect to the Home Equity Contracts;

          (11) to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made with respect to the Home Equity Contracts in respect of current or prior Distribution Dates and to reimburse the Company for any unreimbursed advances made pursuant to SECTION 8.02(c);

          (12)  [Reserved];

          (13) to reimburse the Company for any prior unreimbursed Class HE: B-2 Guaranty Payments;

          (14) to pay the Class HE: B-2 Guarantee Fee to the Company; and

          (15) to pay the remainder, if any, of the Sub-Pool HE Amount Available to the Company.

     (e) If the applicable Monthly Report indicates a Class HE: M-1 Interest Deficiency Amount, a Class HE: M-2 Interest Deficiency Amount and/or a Class HE:
B-1 Interest Deficiency Amount for such Distribution Date, the Trustee shall, provided that there is no Class HE: A Interest Shortfall for such Distribution Date,

                                     5-12
withdraw from the Certificate Distribution Account (to the extent of funds on deposit therein in respect of Home Equity Contracts two Business Days prior to such Distribution Date, after taking into account the distribution of the Sub-Pool HE Amount Available pursuant to Section 5.3(d) and any Class HE: B-2 Guaranty Payment to be distributed on such Distribution Date) an amount equal to the lesser of (i) the excess of such funds, after giving effect to any payment required as of the next succeeding Distribution Date under Section 5.3(d)(1), over the amount payable to Class HE: A Certificateholders on the next succeeding Distribution Date under clauses (a) and (b) of the definition of Class HE: A Formula Distribution Amount and (ii) the sum of the Class HE: M-1 Interest Deficiency Amount, the Class HE: M-2 Interest Deficiency Amount and the Class
HE: B-1 Interest Deficiency Amount, and distribute such amount, first, to the Class HE: M-1 Certificateholders up to the amount of any Class HE: M-1 Interest Deficiency Amount, then to the Class HE: M-2 Certificateholders up to the amount of any Class HE: M-2 Interest Deficiency Amount, and then to the Class HE: B-1 Certificateholders up to the amount of any Class HE: B-1 Interest Deficiency Amount.

     (f) If the Trustee shall not have received the applicable Monthly Report by any Distribution Date, the Trustee shall, in accordance with Sections 5.3(b) and
(d), distribute all funds then in the Certificate Distribution Account to Certificateholders, to the extent of such funds, on such Distribution Date.

     (g) On the Distribution Date following the date on which amounts received in respect of the Seller's or the Servicer's exercise of its option to purchase the corpus of the Trust pursuant to Section 8.01 of the Sale and Servicing Agreement are deposited in the Certificate Distribution Account, the Owner Trustee or the Paying Agent will distribute such amounts to Certificateholders on a pro rata basis, taking into account any concurrent distribution made pursuant to Section 5.2(b) or 5.2(d).

     (h) On the Distribution Date on which Insolvency Proceeds are deposited in the Certificate Distribution Account pursuant to Section 8.02 of the Sale and Servicing Agreement (or on the Distribution Date immediately following such deposit if such proceeds are not deposited in the Certificate Distribution Account on a Distribution Date), the Owner Trustee will distribute the Insolvency Proceeds so deposited in the Certificate Distribution Account to Certificateholders on a pro rata basis, taking into account any concurrent distribution made pursuant to Section 5.2(b) or 5.2(d).

                                     5-13

     (i) On the Distribution Date following the date on which the Indenture Trustee makes payments of money or property in respect of liquidation of the Trust Property pursuant to Section 5.06 of the Indenture and deposits funds received in connection with such liquidation in the Certificate Distribution Account, the Owner Trustee will distribute such funds to Certificateholders on a pro rata basis, taking into account any concurrent distribution made pursuant to
Section 5.2(a).

     (j) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement required pursuant to Section 6.09 of the Sale and Servicing Agreement.

     (k) The Owner Trustee agrees, to the extent required by the Internal Revenue Code, and applicable federal regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Code"), to withhold from each payment due hereunder or under any Certificate, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such returns, filings and other reports in connection therewith as are required of it under the Code. Any Certificateholder which is eligible for an exemption from or reduction of withholding of United States federal income taxes shall, from time to time, provide to the Owner Trustee in a timely manner all appropriate and properly completed forms indicating such eligibility, as may be necessary to permit the Owner Trustee not to withhold taxes from payments due to such Certificateholder. In connection with the foregoing, the Owner Trustee shall promptly furnish to each Certificateholder in a timely fashion such U.S. Treasury forms as are required by the Code to be furnished to such Certificateholder indicating payment of any taxes withheld from any payments by the Owner Trustee to such Certificateholder. The Owner Trustee shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's reliance upon any documents, forms or information provided by any Certificateholder to the Owner Trustee. In addition, if the Owner Trustee has not withheld taxes on any payment made to any Certificateholder, and the Owner Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Certificateholder shall return such amount to the Owner Trustee upon written demand by the Owner Trustee. In no event shall the Owner Trustee be liable for consequential damages to any Certificateholder.

     (l) Any funds remaining in the Certificate Distribution Account after distribution of all amounts specified in this Section 5.2 shall be distributed to the General Partner.

                                     5-14

     SECTION 5.4.  Method of Payment.

     Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 (or if such Certificateholder is a Depository or an Affiliate thereof), or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     SECTION 5.5.  No Segregation of Monies; No Interest.

     Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or by the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 5.6.  Accounting; Reports; Tax Returns.

     (a) The Administrator has agreed pursuant to the Administration Agreement that the Administrator shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to each Owner and the General Partner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner and the General Partner to prepare its Federal and state income tax returns, (iii) obtain a federal tax identification number for the Trust, and file or cause to be filed such tax returns relating to the Trust (including a partnership information return, Form
1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (iv) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(f) with respect to income or distributions to Owners and (v) file or cause to be filed all documents required to be filed by the Trust with the Commission and otherwise take or cause to be taken all such actions as are notified by the Servicer to the Administrator as being required for the Trust's compliance with all applicable provisions of state and federal securities laws.

     (b) The Owner Trustee shall make all elections pursuant to this Section 5.5 as directed in writing by the General Partner. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that

                                     5-15
accrues with respect to the Contracts. The Owner Trustee shall not make the election provided under Section 754 of the Code.

     (c) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner or the General Partner to sign such documents, in which case such documents shall be signed by the General Partner. In signing any tax return of the Trust, the Owner Trustee shall rely entirely upon, and shall have no liability for, information or calculations provided by the General Partner.

     (d) The General Partner shall be the "tax matters partner" of the Trust pursuant to the Code.

     (e) None of the parties hereto shall make the election provided in Treasury Regulation (S) 301.7701-3(c) to have the Trust classified as an association taxable as a corporation.

                                     5-16

                                  ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.1.  General Authority.

     The Owner Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $_____ and the Class A-2 Notes in the aggregate principal amount of $_____. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Owner Trustee is further authorized, on behalf of the Trust, to enter into the Administration Agreement, to appoint a successor Administrator and to take from time to time such action as the General Partner recommends with respect to the Related Documents so long as such actions are consistent with the terms of the Related Documents.

     SECTION 6.2.  General Duties.

     It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents and to administer the Trust in the interest of the Owners, subject to the Related Documents and in accordance with the provisions of this Agreement. The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement or as it shall be directed in writing by the instructing party. No implied covenants or agreements shall be read into this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Related Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     SECTION 6.3.  Action upon Instruction.

     (a) Subject to Article IV, the Certificateholders shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document. The Certificateholders shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Related Documents.

                                      6-1

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Related Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

     (c) No provision of this Agreement shall require the Owner Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) In accepting the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity. The Owner Trustee agrees to disburse all moneys actually received by it constituting part of the Trust Property upon the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Owner Trustee, when acting in such capacity, shall not be personally liable or accountable to any Person, under any circumstances, except by reason of its gross negligence, willful misconduct or breach of its representations, warranties or covenants.

     (e) The Owner Trustee shall be under no liability (except as provided in (d) above) for any action taken by the Owner Trustee in good faith in reliance upon any paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document, believed by it to be genuine and to have been signed by the proper party or parties or for the disposition of moneys or Trust Property pursuant to this Agreement. As to any fact or matter, the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (f) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Certificateholders, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to

                                      6-2
any Person for such action or inaction.

     (g) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

     SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions.

     The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 6.2) or in any written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Owner Trustee. The Owner Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Owner Trustee will from time to time execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Owner Trustee in final execution form for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Owner Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Property that are attributable to claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

                                      6-3

     SECTION 6.5.  No Action Except under Specified Documents or Instructions.

     The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

     SECTION 6.6.  Restrictions.

     The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

     SECTION 6.7.  Administration Agreement.

     (a) The Administrator is authorized to execute on behalf of the Trust all documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents. Upon written request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

     (b) If the Administrator shall resign or be removed pursuant to the terms of the Administration Agreement, the Owner Trustee may, and is hereby authorized and empowered to, appoint or consent to the appointment of a successor Administrator pursuant to the Administration Agreement.

     (c) If the Administration Agreement is terminated, the Owner Trustee may, and is hereby authorized and empowered to, appoint or consent to the appointment of a Person to perform substantially the same duties as are assigned to the Administrator in the Administration Agreement pursuant to an agreement containing substantially the same provisions as are contained in the Administration Agreement.

     (d) The Owner Trustee shall promptly notify each Owner of any default by or misconduct of the Administrator under the Administration Agreement of which the Owner Trustee has received written notice or of which a Responsible Officer has actual knowledge.

                                      6-4

                                  ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

     SECTION 7.1.  Acceptance of Trust and Duties.

     The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of the Related Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3,
(iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or any Related Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Certificateholders;

          (c) no provision of this Agreement or any Related Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Certificates or the Notes;

          (e) the Owner Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the General Partner or for the form, character, genuineness, sufficiency, value or validity of any of the Trust

                                      7-1

     Property or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to the Indenture Trustee, any Noteholder or to any Owner, other than as expressly provided for herein and in the Related Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Owner Trustee shall have no obligation or liability to monitor the performance of or to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement;

          (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

          (h) The Owner Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require in accordance with the terms hereof. The Owner Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times to protect the Trust Property and the respective rights and interests of the Noteholders and the Certificate Owners pursuant to the terms of the Indenture and this Agreement;

          (i) The Owner Trustee may (at the expense of the Seller) consult with counsel, and the written advice of counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Owner Trustee in good faith reliance thereon; and

          (j) Notwithstanding anything contained herein to the contrary, neither _____ nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of [Delaware] if the taking of such

                                      7-2
     action will (i) require the consent or approval or authorization or order of or giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of [Delaware]; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of [Delaware] becoming payable by _____; or
     (iii) subject _____ to personal jurisdiction in any jurisdiction other than the State of [Delaware] for causes of action arising from acts unrelated to the consummation of the transactions by _____ or the Owner Trustee as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain (at the expense of the Seller) an opinion of counsel to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional or separate trustee to proceed with such action.

     SECTION 7.2.  Furnishing of Documents.

     The Owner Trustee shall furnish to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Related Documents unless the Owners have previously received such items.

     SECTION 7.3.  Representations and Warranties.

     The Owner Trustee hereby represents and warrants to the Depositor and the Owners that:

          (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of [Delaware]. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene

                                      7-3
     any Federal or [Delaware] law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the Related Documents.

     SECTION 7.4.  Reliance; Advice of Counsel.

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

     (c) The Trustee may rely and shall be protected in acting or refraining from taking any action in reliance on the advice of the Servicer in all matters with respect to FHA Insurance. The Trustee shall not be liable for any actions taken by the Servicer with respect to FHA Insurance, including but not limited to the maintenance of such insurance and the submission of claims to FHA.

     SECTION 7.5.  Not Acting in Individual Capacity.

     Except as provided in this Article VII, in accepting the trusts hereby created _____ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

                                      7-4

     SECTION 7.6.  Owner Trustee Not Liable for Certificates, Notes or
Contracts.

     The recitals contained herein and in the Certificates and the Notes (other than the signature and counter-signature of the Owner Trustee on the Certificates and the Notes) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof.
The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) or the Notes (other than the signature or countersignature of the Owner Trustee on the Notes), or of any Contract, Contract File or related document. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence and contents of any Contract or any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Seller or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer taken in the name of the Owner Trustee.

     SECTION 7.7.  Owner Trustee May Own Certificates and Notes.

     The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the General Partner, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION 7.8  Certain Matters Relating to FHA Insurance.

     (a) In the event the Company and the successor Servicer, if any, shall fail to pay all FHA Insurance premiums with respect to the FHA-Insured Contracts required by FHA Regulations, the Trustee shall pay such FHA Insurance premiums and shall be entitled to reimbursement for such amounts pursuant to Section 5.3(b)(9).

     (b) If, following the termination of the Trust pursuant to SECTION 12.04, HUD demands reimbursement from the Trustee of an FHA Insurance claim paid on an FHA-Insured Contract prior to the termination of the Trust, the Trustee agrees that it will not seek to recover any such amount from any Person other than the Servicer that submitted such claim.

                                      7-5

                                 ARTICLE VIII

                         COMPENSATION OF OWNER TRUSTEE

     SECTION 8.1.  Owner Trustee's Fees and Expenses.

     The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Green Tree and the Owner Trustee (or, with respect to any successor Owner Trustee, reasonable compensation for all services rendered by it hereunder), and the Owner Trustee shall be entitled to be reimbursed by Green Tree for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to Section 5.5 hereof.

     SECTION 8.2.  Indemnification.

     Green Tree shall be liable as primary obligor for, and shall indemnify the Owner Trustee in its individual capacity and its successors, assigns, agents and servants, and any co-trustee (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that Green Tree shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

     SECTION 8.3.  Nonrecourse Obligations.

     Notwithstanding anything in this Agreement or any Related Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Property only and specifically shall not be recourse to the assets of any Owner.

                                      8-1

                                  ARTICLE IX

                                  TERMINATION

     SECTION 9.1.  Termination of the Trust.

     (a) Unless sooner terminated pursuant to Section 9.2, the respective obligations and responsibilities of the Depositor, the General Partner and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the later of (i) the maturity or other liquidation of the last Contract (including the purchase as of any Distribution Date by the Seller or the Servicer at its option of the corpus of the Trust as described in Section
8.01 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Contracts as provided in the Related Documents, or
(ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement. In any case, there shall be delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and provided, further, that the rights to indemnification under Section 8.2 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee of any prospective termination pursuant to this Section 9.1. Except as provided in Section 9.2, the bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Owner, shall not
(x) operate to terminate this Agreement or the Trust, nor (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificate Owner shall be entitled to revoke or terminate the Trust.

     (c) Within five Business Days of receipt of notice of final distribution on the Certificates from the Seller or the Servicer given pursuant to Section 8.01(b) of the Sale and Servicing Agreement, the Owner Trustee shall mail written notice to the Certificateholders specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Paying Agent therein specified,
(ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar at the time such notice is

                                      9-1
given to Certificateholders. In the event such notice is given, the Indenture Trustee shall make deposits into the Certificate Distribution Account in accordance with Section 6.06 of the Sale and Servicing Agreement, or, in the case of an optional purchase of Contracts pursuant to Section 8.01 of the Sale and Servicing Agreement, shall deposit the amount specified in Section 8.01 of the Sale and Servicing Agreement. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.2

     (d) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds which are payable to Certificateholders remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to The United Way (but only upon termination of this Agreement), and the Certificateholders, by acceptance of their Certificates, hereby waive any rights with respect to such funds.

     (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Business Trust Statute.

     SECTION 9.2.  Dissolution Events with respect to General Partner.

     In the event that a Dissolution Event shall occur with respect to the General Partner, the Trust will terminate unless, within 90 days after the occurrence of the Dissolution Event with respect to the General Partner, (x) the Holders of a majority of the Certificate Principal Balance agree in writing to continue the business of the Trust and to the appointment of a Person to become the General Partner and to assume the liabilities incident thereto and (y) the Owner Trustee requests and obtains an opinion of counsel acceptable to Green Tree to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Promptly after the occurrence of a Dissolution Event, (i) the General Partner shall give the Indenture Trustee and the Owner Trustee written notice of the occurrence of such event, (ii) the Owner Trustee shall, upon the receipt of such written notice, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of the occurrence of such event from the Owner Trustee or the Seller, give prompt written notice to the

                                      9-2

Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this
Section 9.2. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee to sell the assets of the Trust (other than the Trust Accounts) at one or more private or public sales conducted in any manner permitted by law. The proceeds of such a sale of the assets of the Trust shall be distributed as provided in Section 8.02 of the Sale and Servicing Agreement.

                                      9-3

                                   ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.1.  Eligibility Requirements for Owner Trustee.

     The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) a Title I approved lender pursuant to FHA Regulations; (iv) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and
(v) having (or having a parent which has) a rating of at least _____ by _____ or _____ by _____ or otherwise be acceptable to _____ and _____; and (vi) shall not be an Affiliate of the Seller. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     SECTION 10.2.  Resignation or Removal of Owner Trustee.

     The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the General Partner and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the General Partner shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the General Partner or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the General Partner may remove the Owner Trustee. If the General Partner shall remove the Owner Trustee under the authority of the immediately preceding sentence, the General Partner shall promptly appoint a successor Owner Trustee meeting the qualification requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered

                                     10-1
to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3. The General Partner shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.3.  Successor Owner Trustee.

     Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the General Partner and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the General Partner and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.
If the predecessor Trustee is then the lender of record for purposes of FHA Insurance (due to an Event of Termination), the predecessor Trustee shall submit a report to FHA describing the transfer of the FHA-Insured Contracts without recourse, in such form as is then required under FHA Regulations to cause HUD to transfer to the successor Trustee the FHA insurance reserves applicable to the FHA-Insured Contracts.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     SECTION 10.4.  Merger or Consolidation of Owner Trustee.

     Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided

                                     10-2
such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.1.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or

                                     10-3
     co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                     10-4

                                  ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.1.  Amendment.

     (a) This Agreement may be amended by the Depositor, the General Partner and the Owner Trustee, without the consent of any of the Certificateholders or Noteholders, (i) to cure any ambiguity, or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or Noteholder.

     (b) This Agreement may also be amended from time to time, by the Depositor, the General Partner and the Owner Trustee with the consent of a Certificate Majority of the Certificates and, if such amendment materially and adversely affects the interests of Noteholders, the consent of a Note Majority (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Certificate or Note or the Certificate Pass-Through Rate, the Class A-1 Interest Rate or the Class A-2 Interest Rate, or (b) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates and Notes then outstanding.

     (c) Prior to the execution of any such amendment or consent, the General Partner shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

     (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee unless such parties have previously received such notification.

     (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any

                                     11-1
other consents of Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe, including the establishment of record dates.

     (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     (g) The Depositor, the General Partner and the Owner Trustee may amend this Agreement in order to effect a "financial asset securitization investment trust" ("FASIT") election for all or a portion of the Trust; provided, that (i) the Depositor delivers an Opinion of Counsel to the Owner Trustee to the effect that such election will not adversely affect the Federal or applicable state income tax characterization of any outstanding Notes or Certificates or the taxability of the Trust under Federal or applicable state income tax laws or otherwise have a material adverse effect on the Certificates or Notes, and (ii) the requirements of clauses (c), (d) and (f) above are met.

     SECTION 11.2.  No Recourse.

     Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the General Partner, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Related Documents.

     SECTION 11.3.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of [Delaware] without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     SECTION 11.4.  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way

                                     11-2
affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.5.  Certificates Nonassessable and Fully Paid.

     Certificateholders shall not be personally liable for obligations of the Trust. The fractional undivided interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon execution thereof by the Owner Trustee pursuant to Section 3.3 are and shall be deemed fully paid.

     SECTION 11.6.  Third-Party Beneficiaries.

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

     SECTION 11.7.  Counterparts.

     For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 11.8.  Notices.

     All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the [General Partner] or the Depositor, at the following address: c/o Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, Attention: Chief Financial Officer, (b) in the case of the Owner Trustee, at the Corporate Trust Office, and (c) in the case of each Rating Agency, _____ or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                                     11-3

     IN WITNESS WHEREOF, the Depositor, [General Partner] and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       GREEN TREE FINANCIAL CORPORATION,
                                       as Depositor


                                       By
                                          -----------------------------------
                                          Name:
                                          Title:



                                       [GENERAL PARTNER]


                                       By
                                          -----------------------------------
                                          Name:
                                          Title:


                                       [TRUSTEE],
                                       as Owner Trustee


                                       By
                                          -----------------------------------
                                          Name:
                                          Title:



                                     11-4

                                                                       EXHIBIT A

                            CERTIFICATE OF TRUST OF
                 GREEN TREE [HOME IMPROVEMENT AND HOME EQUITY]
                                  TRUST _____


     THIS Certificate of Trust of GREEN TREE [HOME IMPROVEMENT AND HOME EQUITY] TRUST _____ (the "Trust"), dated as of _____, is being duly executed and filed by _____, a _____ corporation, as trustee, to form a business trust under the [Delaware Business Trust Act (12 Del. Code, (S) 3801 et seq.)].

     1. Name. The name of the business trust formed hereby is GREEN TREE [HOME EQUITY AND HOME IMPROVEMENT] TRUST _____.

     2. [Delaware] Trustee. The name and business address of the trustee of the Trust in the State of [Delaware] is _____.

     3.   This Certificate of Trust will be effective  _____.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                       [OWNER TRUSTEE],
                                       as trustee


                                       By
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                              FORM OF CERTIFICATE

           THIS TRUST CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT
             TO THE NOTES TO THE EXTENT DESCRIBED IN THE INDENTURE
                              REFERRED TO HEREIN.

[    THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE  _____
CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                 GREEN TREE [HOME IMPROVEMENT AND HOME EQUITY]
                                  TRUST  _____

                        _____ % LOAN-BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of home improvement contracts and home equity contracts and sold to the Trust by Green Tree Financial Corporation.

This Certificate does not represent an obligation of, or an interest in, Green Tree Financial Corporation or any affiliate thereof.

Class ____ Certificate No.             Denomination:   $

Initial Cut-off Date:                  Aggregate Denomination of all Class ____
                                       Certificates:   $

First Distribution Date:               Pass-Through Rate:

                                       Final Scheduled Distribution Date:
Servicer:
Green Tree Financial Corporation
                                       CUSIP:   ________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE OWNER TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for [Home Improvement and Home Equity] Loans, Series _____, Class _____ issued by [Home Improvement and Home Equity] Loan Trust _____ (the "Trust"), which includes among its assets two sub-pools, one of which is comprised of home improvement loan contracts and promissory notes (the "Home Improvement Contracts") and the other of which is comprised of closed-end home equity loans (the "Home Equity Contracts" and, together with the Home Improvement Contracts, collectively the "Contracts") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Contracts and any and all rights to receive payments due on such Contracts after the applicable Cut-off Date or Subsequent Cut-off Date. The Trust was created pursuant to a Trust Agreement, dated as of _____ (the "Trust Agreement"), among Green Tree Financial Corporation, as depositor (the "Depositor"), _____ (the "General Partner"), and _____, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement, dated as of _____ (the "Sale and Servicing Agreement"), between the Trust and Green Tree Financial Corporation (the "Seller"), in its individual capacity and as servicer (the "Servicer").

     This Certificate is one of the duly authorized Certificates designated as " _____ % Loan-Backed Certificates" (herein called the "Certificates"). The Trust has also issued under the Indenture, dated as of _____, between the Trust and _____, as trustee, the [Floating Rate] [Fixed Rate] Loan-Backed Notes (the "Notes") designated as the Class A-1 and Class A-2. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes (as more fully described in the Trust Agreement) the Contracts, certain monies due thereunder on or after the Cut-off Date, an assignment of the Seller's security interests in the Contracts, certain bank accounts and property (including the right to receive Liquidation Proceeds) securing the Contracts, and proceeds of all of the foregoing.

     Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on _____ to the person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's Percentage Interest of the Class _____ Distribution Amount (plus the Class _____ Interest Deficiency Amount, if any) for such Payment Date. Distributions of interest and principal on the Class _____ Certificates will be made primarily from amounts available in respect of the _____ Contracts. The final scheduled Payment Date of this Certificate is _____ or the next succeeding Business Day if such _____ is not a Business Day.

     It is the intent and agreement of the Depositor, the General Partner, the Servicer and the Certificateholders that, for purposes of Federal income, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the Certificateholders will be treated as partners in that partnership. The Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the General Partner or join in any institution against the Depositor, the Trust or the General Partner of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Related Documents.

     Except as provided in the Trust Agreement, distributions on this Certificate will be made by the Owner Trustee by check or money order mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Owner Trustee. The Record Date otherwise applicable to distributions shall not be applicable to such final distribution.

     The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any Affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Trust Agreement. A copy of the Trust Agreement may, upon request, be examined by any Certificateholder during normal business hours at the principal office of the Seller and at such other places, if any, designated by the Seller.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the General Partner and the Owner Trustee. In certain limited circumstances, the Trust Agreement may only be amended with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Principal Balance and, in certain circumstances, 100% of the Certificate Principal Balance. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

As provided in the Trust Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in _____ accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided interest in the Trust issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is _____.

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations of a like aggregate fractional undivided interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Owner Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust. The Servicer or the Seller may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only as of a Record Date as of which the Pool Scheduled Principal Balance is less than or equal to 10% of the Cut-off Date Pool Principal Balance.

     The recitals contained herein shall be taken as the statements of the Depositor, the General Partner or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Contract or related document.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust

Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

Dated:

                                       GREEN TREE [HOME IMPROVEMENT AND HOME
                                       EQUITY] TRUST  _____

                                       By  [OWNER TRUSTEE], not in its
                                           individual capacity but solely on
                                           behalf of the Issuer as Owner Trustee
                                           under the Trust Agreement

                                       By
                                          -----------------------------------
                                          Name:
                                          Title:


                                       Attest
                                             --------------------------------
                                          Name:
                                          Title:

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                       [OWNER TRUSTEE],
                                       not in its individual capacity but
                                       solely as Owner Trustee

                                       By
                                          ----------------------------------
                                          as Authenticating Agent

                                  ASSIGNMENT


        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


(Please print or typewrite name and address, including postal zip code, of assignee)



the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:                                 *
                                       Signature Guaranteed:


                                       *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                                                       EXHIBIT C

                          FORM OF DEPOSITORY AGREEMENT





























                                      C-1